UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

(Amendment No.     )

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Avis Budget Group, Inc.

(Name of Registrant as Specified in its Charter)

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AVIS BUDGET GROUP, INC. 6 Sylvan Way Parsippany, New Jersey 07054	March 28, 2014

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Avis Budget Group, Inc., which will be held at the DoubleTree by Hilton Downtown Wilmington—Legal District, 700 N. King Street, Wilmington, Delaware 19801 on Friday, May 23, 2014, at 11:00 a.m., Eastern Time. We look forward to greeting as many of our stockholders as possible.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning our company of which you should be aware when you vote your shares.

We are pleased to again utilize the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders on the Internet. We are continuing the use of this method with a portion of our stockholders. We believe this process provides convenient and quick access to the needed information while reducing the environmental impact of our annual meeting and costs of printing and mailing full sets of proxy materials.

Your vote is important to us. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.

On behalf of the Board of Directors and the employees of Avis Budget Group, Inc., I would like to thank you for being a stockholder and express my appreciation for your ongoing support of our company.

Sincerely,

Ronald L. Nelson

Chairman of the Board and

Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Avis Budget Group, Inc. (the “Company”) will be held on Friday, May 23, 2014, at 11:00 a.m. Eastern Time, at the DoubleTree by Hilton Downtown Wilmington—Legal District, 700 N. King Street, Wilmington, Delaware 19801 (the “Meeting”), to consider and vote upon the following matters:

1.	To elect as directors the ten nominees named in the accompanying proxy statement for a one-year term expiring in 2015 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2014.

3.	To provide advisory approval of the compensation of our named executive officers.

4.	To approve the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan.

5.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 27, 2014 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at 6 Sylvan Way, Parsippany, New Jersey 07054, the Company’s principal place of business.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 23, 2014

The Company’s Proxy Statement on Schedule 14A,

form of proxy card and 2013 Annual Report on Form 10-K

are available at:

www.edocumentview.com/CAR

By Order of the Board of Directors

Jean M. Sera

Corporate Secretary

Dated: March 28, 2014

PROXY STATEMENT

2014 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Date and Time	May 23, 2014, 11:00 a.m., Eastern Time
• Place	DoubleTree by Hilton Downtown Wilmington—Legal District 700 N. King Street Wilmington, Delaware 19801
• Record Date	March 27, 2014

Voting Matters and Vote Recommendations

Voting Matters	Proposal No.	Our Board’s Vote Recommendation
Election of Directors (page 43)	1	“FOR” all ten director nominees
Ratification of Appointment of Auditors (pages 44-45)	2	“FOR”
Advisory Approval of the Compensation of our Named Executive Officers (page 46)	3	“FOR”
Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (pages 47-53)	4	“FOR”

Corporate Governance Highlights

•	80% of directors are independent

•	Independent Presiding Director

•	All members of Compensation, Corporate Governance and Audit Committees are independent

•	Annual election of the entire Board

•	Majority voting and a director resignation policy for directors in uncontested elections
•	Robust executive and director stock ownership guidelines

•	No poison pill

•	No director nominee attended less than 75% of Board and Committee meetings held in 2013 during such director’s period of service

Executive Compensation

See “Executive Compensation” for more information.

2013 Company Performance

We had a successful 2013. We made continued progress on our strategic plan and achieved an 8% increase in revenue. Our stock price performance has made us a top performing U.S. stock, reflecting the Company’s solid operating and financial performance over the past several years, as illustrated below:

2014 Proxy Statement	i

2014 PROXY SUMMARY

Stock Price Performance

(One-Year and Three-Year)

Stock Price Growth

(Year-End Closing Stock Price)

2013 Compensation

Our named executive officers (“NEOs”) received total compensation for 2013 as set forth below. Compensation paid to our Chief Executive Officer (“CEO”) in 2013 was consistent with 2012 levels, reflecting strong performance in both years. The Committee approved increases to components of compensation paid to our other NEOs, including salary, based on a number of factors, including expanded responsibilities assumed by such officers following recent acquisitions. Aggregate compensation, as presented in the Summary Compensation Table below under “Executive Compensation”, for all such officers, however, appears to have decreased due to special three-year performance incentive awards granted to such officers in 2012.

Summary Compensation Table Totals

NEO	2013	2012
Chief Executive Officer	$7.28 million	$7.25 million
Chief Financial Officer	$2.83 million	$4.39 million
President, North America	$2.85 million	$4.52 million
President, Europe, Middle East and Africa*	$4.83 million	$4.51 million
President, Latin America/Asia-Pacific	$2.19 million	$3.20 million
*	Includes, for 2013, $1.6 million of expatriate tax reimbursement in connection with the assignment of our President, EMEA to the United Kingdom.

As in prior years, compensation* for our NEOs in 2013 was significantly performance-based, as illustrated below:

CEO

Other NEOs (average)

*	Pay mix reflects values as disclosed in the Summary Compensation Table, excluding Other Compensation, which constituted 5% or less of total compensation for all our NEOs other than our President, EMEA, who received expatriate and relocation benefits in 2013, including expatriate tax reimbursement. LTI is defined as long-term incentive.

ii	2014 Proxy Statement

ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

The Board of Directors of Avis Budget Group, Inc. (the “Company” or “Avis Budget”) is soliciting your vote at the 2014 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the “Meeting”), to be held Friday, May 23, 2014, at 11:00 a.m. Eastern Time, at the DoubleTree by Hilton Downtown Wilmington—Legal District, 700 N. King Street, Wilmington, Delaware 19801, for the purposes set forth in this Proxy Statement. On or about April 4, 2014, the Company will first mail to certain stockholders of record the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement online, or in the alternative, request a paper copy of the proxy materials and a proxy card, and also will first mail to certain other stockholders this Proxy Statement and proxy card.

What items will I be voting on and what are the Board’s voting recommendations?

Proposal	Board’s Voting Recommendation
No. 1: Election of Directors (see page 43)	“FOR” each nominee
No. 2: Ratification of Appointment of Auditors (see pages 44-45)	“FOR”
No. 3: Advisory Approval of the Compensation of our Named Executive Officers (see page 46)	“FOR”
No. 4: Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (see pages 47-53)	“FOR”

Could other matters be decided at the Meeting?

The Board of Directors is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters properly come before the Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

How many votes do I have?

You will have one vote for every share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), you owned as of the close of business on March 27, 2014 (the “Record Date”).

How many votes can be cast by all stockholders?

106,217,593 votes, consisting of one vote for each of the Company’s shares of Common Stock that were outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.

How many votes must be present to hold the Meeting?

One-third of the outstanding shares of Common Stock entitled to vote at the Meeting, or 35,405,864 votes, must be present, in person or by proxy, to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

2014 Proxy Statement	1

ABOUT THE ANNUAL MEETING

How many votes are required to elect directors and adopt the other proposals?

Proposal	Vote Requirement	Impact of Abstentions
No. 1: Election of Directors

•    Uncontested Election: Directors are elected by a majority of votes cast (number of votes cast “for” each nominee must exceed the number of votes cast “against” that nominee)

•   Contested Election: Plurality of shares present, in person or by proxy, and entitled to vote

Not counted as votes cast “for” or “against” and will have no effect on the outcome
No. 2: Ratification of Appointment of Auditors	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal
No. 3: Advisory Approval of the Compensation of our Named Executive Officers	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal
No. 4: Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal

Under the by-laws of the Company, each incumbent director is required to submit a contingent, irrevocable resignation that the Board of Directors may accept if the director fails to receive the required vote for election or re-election in an uncontested election. The Corporate Governance Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. The Board is required to act on the resignation within 90 days of the date of certification of election results.

A broker non-vote occurs when a broker does not have discretion to vote on a particular proposal and the broker has not received instructions from the beneficial owner of the shares of common stock as to how to vote on such proposal. If you hold your shares of Common Stock in “street name” and do not provide voting instructions to your broker within the required time frame before the Annual Meeting, your shares of Common Stock will not be voted by the broker for Proposal Nos. 1, 3, or 4, but the broker will have the discretion to vote your shares of Common Stock on Proposal No. 2. As a result, broker non-votes will have no effect on the outcome of Proposal Nos. 1, 3 or 4.

Why did certain stockholders receive in the mail a one-page Notice regarding Internet availability of this Proxy Statement rather than a printed copy?

To conserve natural resources and reduce costs, we are sending to a portion of our stockholders a Notice containing instructions on how to access this Proxy Statement online, as permitted by the Securities and Exchange Commission (“SEC”) rules. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of this Proxy Statement in the mail. Instructions on how to access this Proxy Statement over the Internet or how to obtain printed copies, if you prefer, are set forth in such Notice.

How do I vote?

You should submit your proxy or voting instructions as soon as possible. If you received or requested printed copies of the proxy materials by mail, the materials will include a proxy card, for registered stockholders (that is, if you hold your stock directly in your name through our transfer agent), or a vote instruction form (“VIF”) for beneficial owners (if your shares are held in “street

2	2014 Proxy Statement

ABOUT THE ANNUAL MEETING

name” such as in a stock brokerage account, by a bank or other nominee). Whether you are a registered stockholder or hold any of your shares in “street name,” you may vote in the following ways:

By Phone	By Internet
If you received or requested printed copies of the proxy materials by mail, in the U.S. or Canada, vote by dialing the number on the proxy card/VIF	Follow the instructions included on the proxy card/VIF or Notice of Internet Availability

By Mail	In Person
If you received or requested printed copies of the proxy materials by mail, vote by marking, dating and signing the proxy card or VIF and returning it promptly in the envelope provided	Attend the Meeting and vote in person. If you hold any shares in “street name,” you may not vote in person unless you bring with you a legal proxy from the organization that holds your shares

In all cases, the deadline for voting by telephone or via the Internet is 11:59 p.m., Eastern Time, on May 22, 2014.

Can I change my vote?

Yes. You may revoke your proxy at any time prior to the voting at the Meeting if, in accordance with the voting procedures described above, you:

•	Vote again (including by phone or Internet by the applicable deadline); or

•	Complete, sign, date and return a new proxy card or VIF with a later date; or

•	Give timely written notice of such revocation to our Corporate Secretary at 6 Sylvan Way, Parsippany, N.J. 07054; or

•	Attend the Meeting and vote in person.

What if I do not vote for some of the proposals?

Shares of Common Stock represented by proxies received by the Company (whether through the return of a proxy card or VIF), that do not contain voting instructions, or if you vote by telephone or electronically via the Internet without indicating how you want to vote, your shares will be voted:

•	“FOR” the election of all ten nominees for the Board of Directors (Proposal No. 1);
•	“FOR” the ratification of the appointment of auditors (Proposal No. 2);

•	“FOR” the proposal regarding advisory approval of the compensation of our named executive officers (Proposal No. 3); and

•	“FOR” the approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (Proposal No. 4).

How do participants in savings plans vote?

If you hold shares of Common Stock in the “Avis Budget Group, Inc. Employee Savings Plan” or the “AB Car Rental Services Retirement Savings Plan for Bargaining Hourly Employees” (collectively, the “Savings Plans”), you will receive a proxy card that covers shares of Common Stock held for you in the Savings Plans. In accordance with the provisions of the Savings Plans, the respective trustees will vote your shares of Common Stock as you have directed. To the extent such instructions are not received prior to noon, Eastern Time, on May 16, 2014, the trustees of the Savings Plans will vote the shares of Common Stock with respect to which it has not received instructions proportionately in accordance with the shares of Common Stock for which it has received instructions. Instructions given with respect to shares of Common Stock in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after noon, Eastern Time, on May 16, 2014. Participants in the Savings Plans are not entitled to vote in person at the Meeting.

Do I need a ticket to attend the Meeting?

Yes. Admission will be by ticket only. Admission to the Meeting will be expedited if tickets are obtained in advance.

•

Registered stockholders: bring the bottom portion of the proxy card enclosed with this Proxy Statement (or obtained via the Internet) as your Meeting ticket. Notices will not be accepted as a Meeting ticket.

•

Beneficial owners: if you own shares of Common Stock through an intermediary, such as a bank or broker, request tickets in writing from the Corporate Secretary at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054. Please include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership as of the Record Date.

2014 Proxy Statement	3

ABOUT THE ANNUAL MEETING

•

Stockholders without advance tickets: stockholders who do not obtain tickets in advance may obtain tickets on the Meeting date at the registration desk upon verifying his or her stock ownership as of the Record Date.

Attendance at the Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Company. Tickets may be issued to others at the discretion of the Company. In accordance with the Company’s security procedures, all persons attending the Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Cameras and recording devices will not be permitted at the Meeting.

How can I find the voting results of the Annual Meeting?

Voting results will be tallied by the inspector of election. The Company will report the final results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Meeting.

How can I access the Company’s proxy materials and annual report electronically?

This Proxy Statement and the Company’s 2013 Annual Report may be viewed online at www.edocumentview.com/CAR. If you are a stockholder of record, you can elect to receive future annual reports and proxy statements electronically by following the instructions provided if you vote via the Internet or by telephone or by enrolling through the transfer agent’s website at www.envisionreports.com/CAR. If you choose this option, you will receive a proxy form in early April 2015 listing the web site locations where proxy materials will be posted and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your shares of Common Stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

How does a stockholder nominate someone to be a director?

Director nominations may be made by a stockholder so long as the qualifying stockholder follows the procedures outlined in the amended and restated by-laws of the Company. Pursuant to our by-laws, for a nomination to be made by a stockholder, such stockholder must have given the proper notice within the specific time limits set forth in the relevant provision therein. For the 2015 annual meeting, the Company must receive this notice on or before February 22, 2015. Such notice and nomination should be submitted in writing to the Corporate Secretary of the Company and should include the information required for stockholder nominations set forth in the Company’s by-laws.

A copy of the full text of the Company’s by-law provision describing the procedure for stockholder nominations may be accessed in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com. Nothing contained in any section of the Company’s website is incorporated by reference into this Proxy Statement.

4	2014 Proxy Statement

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors (the “Board”) currently consists of ten members. Each of the directors elected at the Meeting will serve for a term of one year expiring at the 2015 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The name of each present director, his or her position with the Company, and principal occupations and directorships held with other public companies during the past five years are set forth below. In addition to the information presented below regarding each director’s experience, skills and attributes that contribute to the effectiveness of the Board as a whole, each director possesses valuable business management and leadership experience, demonstrates an ability to exercise sound judgment and business acumen, and brings unique perspective to the Board.

Biographical Information for Nominees

MR. RONALD L. NELSON

Director since April 2003;

Chairman since August 2006

Board Committees: Executive (Chair)

Mr. Nelson, age 61, has been Chief Executive Officer of the Company and Chairman of the Board since August 2006. Prior to August 2006, Mr. Nelson held several executive finance and operating roles, starting in April 2003, with Cendant Corporation (as the Company was formerly known, “Cendant”), including as Chief Financial Officer and President. From November 1994 to March 2003, Mr. Nelson was Co-Chief Operating Officer of DreamWorks SKG. Prior thereto, he was Executive Vice President, Chief Financial Officer and a director at Paramount Communications, Inc., formerly Gulf + Western Industries, Inc. Mr. Nelson serves on the boards of Convergys Corporation and Hanesbrands, Inc., which both file reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Executive Officer, Chief Financial Officer and Chief Operating Officer experience

•	Extensive Company and industry experience

•	Significant operating and financial experience

MR. ALUN CATHCART

Director since October 2011

Mr. Cathcart, age 70, was non-executive Chairman of the Board of Avis Europe Plc from May 2004 through October 2011 and also served as Chairman of the Nominations Committee and a member of the Remuneration Committee. Mr. Cathcart served as a member of the Board of Avis Europe from 1997 until it was acquired by Avis Budget Group in 2011. From 1983 to 1999, Mr. Cathcart was Chairman and Chief Executive of Avis Europe and he also served as Interim Chief Executive from November 2003 until March 2004. Mr. Cathcart spent 14 years in executive positions in the transportation industry before joining Avis Europe in 1980. Mr. Cathcart serves as Chairman of Palletways Group Limited.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Executive Officer experience

•	Extensive Company and industry experience

•	Broad international experience, particularly in the EMEA region

•	Financial expertise

2014 Proxy Statement	5

CORPORATE GOVERNANCE

MS. MARY C. CHOKSI

Director since March 2007

Board Committees: Audit, Corporate Governance

Ms. Choksi, age 63, is a founding partner and Senior Managing Director of Strategic Investment Group, an investment management group founded in 1987, which designs and implements global investment strategies for large institutional and individual investors. Within Strategic, Ms. Choksi is a member of the investment strategy group charged with overseeing the asset mix of globally diversified client portfolios, supervises reporting to all clients and has responsibilities in corporate planning. Ms. Choksi was also a founding partner and, until May 2011, a Managing Director at Emerging Markets Investors Corporation (“EMI”). EMI and its successor, Ashmore EMM, manage portfolios of marketable equities in the emerging markets of Asia, Europe, Latin America, Africa and the Middle East on behalf of institutional and private investors. Prior to the establishment of Strategic and EMI, Ms. Choksi worked in the Pension Investment Division of the World Bank, which was responsible for investing the institution’s pension plan. Before joining the Bank’s finance complex, she worked for nine years in the development arm of the Bank, working on South and Southeast Asia. Ms. Choksi also serves on the board of Omnicom Group Inc., which files reports pursuant to the Exchange Act, and is a member of Omnicom’s Audit and Finance Committees.

Specific Qualifications, Attributes, Skills and Experience:

•	Financial expertise

•	Broad international experience

•	Diverse personal background

MR. LEONARD S. COLEMAN

Director since December 1997; Presiding Director since February 2003

Board Committees: Compensation, Corporate Governance (Chair)

Mr. Coleman, age 65, was a Senior Advisor to Major League Baseball from 1999 to December 2005. Mr. Coleman is the former President of The National League of Professional Baseball Clubs from 1994 to 1999, having served from 1992 to 1994 as Executive Director, Market Development of Major League Baseball. Previously, Mr. Coleman was a municipal finance banker for Kidder, Peabody & Company. Prior to joining Kidder, Mr. Coleman served as commissioner of the New Jersey Department of Community Affairs and the Department of Energy, and chairman of the Hackensack Meadowlands Development Commission and the New Jersey Housing and Mortgage Finance Agency. He also served as the vice chairman of the State Commission on Ethical Standards, and a member of the Economic Development Authority, Urban Enterprise Zone Authority, Urban Development Authority, State Planning Commission and New Jersey Public Television Commission. Mr. Coleman is also a director of the following corporations which file reports pursuant to the Exchange Act: Aramark Holdings Corporation, Churchill Downs Incorporated, Electronic Arts Inc. and Omnicom Group Inc.

Specific Qualifications, Attributes, Skills and Experience:

•	History with the Company

•	Public service background

•	International experience

•	Diverse personal background

6	2014 Proxy Statement

CORPORATE GOVERNANCE

MR. JEFFREY H. FOX

Director since July 2013

Mr. Fox, age 52, is a principal of The Circumference Group LLC, an investment and advisory firm which he founded in 2009. Mr. Fox was President and Chief Executive Officer of Convergys Corporation from 2010 to November 2012, and then Executive Chairman until April 2013. Previously, Mr. Fox worked for Alltel Corporation as Chief Operating Officer from 2007 through 2008, and as Group President from 2003 until 2007. Prior to joining Alltel, Mr. Fox worked in investment banking for ten years with Stephens Inc., preceded by two years with Merrill Lynch, specializing in mergers and acquisitions advisory services. Mr. Fox also currently serves as non-executive Chairman of the Board of Convergys Corporation, a company that files reports pursuant to the Exchange Act.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Executive Officer and Chief Operating Officer experience

•	Technology expertise

•	Significant operating experience

•	Financial expertise

MR. JOHN D. HARDY, JR.

Director since April 2008

Board Committees: Compensation (Chair)

From 1973 until his retirement in 2008, Mr. Hardy, age 70, was first an associate and later a partner at the law firm of O’Melveny & Myers LLP where he practiced corporate and securities law and served on the firm’s compensation and bonus committee. From June 2008 through June 2009, Mr. Hardy was a partner at the law firm of Venable LLP, where he focused on recruitment and practice development for the firm’s West Coast business practice.

Specific Qualifications, Attributes, Skills and Experience:

•	Extensive legal background

•	Significant securities law expertise

•	Compensation experience

MS. LYNN KROMINGA

Director since October 2006

Board Committees: Audit, Compensation

Ms. Krominga, age 63, is a management consultant and attorney. Since 1999, Ms. Krominga has been a consultant to private equity and venture capital investors, in which capacity she served in a number of operating and board positions, including Chief Executive Officer of Fashion Wire Daily, Inc.; Director and member of the Audit Committee of AHAVA, a global cosmeceuticals company; and advisor to London-based Apax Partners for acquisitions in Israel and the United States. She is the former President (and founder) of the Revlon Worldwide Licensing Division, and previously served as General Counsel and as International Counsel for Revlon’s global operations. Prior to joining Revlon, she was an attorney at American Express Company and an associate at Cleary, Gottlieb, Steen & Hamilton. Until January 2013 (when the company was sold), Ms. Krominga served as Lead Director of Sunrise Senior Living, Inc., which had until then filed reports pursuant to the Exchange Act. From March through November 2008, she served as Chairman of the Board of Sunrise Senior Living (until the former CEO assumed that role); as Chairman of the Compensation Committee from 2008 to 2011; and as a member of the Audit, Compensation and Governance Committees from 2007 to 2013. Ms. Krominga also currently serves on the Board of Advisors of the University of Minnesota Law School.

Specific Qualifications, Attributes, Skills and Experience:

•	Significant legal, governance, licensing and regulatory expertise

•	International experience

•	Diverse personal background

2014 Proxy Statement	7

CORPORATE GOVERNANCE

MR. EDUARDO G. MESTRE

Director since July 2008

Board Committees: Executive

Mr. Mestre, age 65, is Chairman of Global Advisory at Evercore Partners and was Vice Chairman with responsibility for the firm’s U.S. advisory practice from 2004 through 2011. Prior to joining Evercore, Mr. Mestre served as Chairman of Investment Banking at Citigroup, among numerous leadership positions he filled during a 27-year career there. Mr. Mestre also serves as a director of Comcast Corporation, a company that files reports pursuant to the Exchange Act.

Specific Qualifications, Attributes, Skills and Experience:

•	Financial expertise

•	Extensive advisory experience

•	Diverse personal background

MR. F. ROBERT SALERNO

Director since August 2006

Board Committees: Executive

Mr. Salerno, age 62, was previously Vice Chairman of the Company from June 2010 through December 2011, and President and Chief Operating Officer of the Company from August 2006 to June 2010. For nearly 30 years, Mr. Salerno held numerous leadership positions with the Company, including as chief executive of Cendant’s vehicle rental business and as President and Chief Operating Officer of Avis from 1996 to November 2002. Mr. Salerno serves on the board of Norwegian Cruise Line Holdings, LLC, which files reports pursuant to the Exchange Act.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Operating Officer experience

•	Extensive Company and industry experience

•	Significant operating experience

MR. STENDER E. SWEENEY

Director since August 2006

Board Committees: Audit (Chair), Corporate Governance

Mr. Sweeney, age 75, has been a financial advisor and equity investor in several privately held enterprises since 1998. In 1997, Mr. Sweeney served in a senior financial and operating capacity for a joint venture between DreamWorks SKG and Pacific Data Images. From 1995 to 1996, Mr. Sweeney was the Chief Executive Officer and a director of Vehicle Information Network, a database management and marketing company. From 1994 to 1995, Mr. Sweeney was the Chief Financial Officer and Principal of The Onyx Group, a shopping center development and management company. From 1968 to 1994, Mr. Sweeney served in various positions at The Times Mirror Company, the last eight years of which as Vice President, Finance. Mr. Sweeney serves on the board of the Payden & Rygel Investment Group, which files reports pursuant to the Exchange Act.

Specific Qualifications, Attributes, Skills and Experience:

•	Operating experience

•	Accounting expertise

•	Financial expertise

Functions and Meetings of the Board of Directors

The Company’s corporate governance guidelines, director independence criteria, committee charters, codes of conduct and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com.

Director Independence

To determine director independence, our Board of Directors reviews commercial and charitable relationships of each director to evaluate such director’s independence in accordance with the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) and pursuant to our own director independence criteria, which can be accessed on our

8	2014 Proxy Statement

CORPORATE GOVERNANCE

website at www.avisbudgetgroup.com. In conducting its review, the Board of Directors considers a number of factors, including the director’s and his or her family members’ relationships with the Company and its subsidiaries, affiliates, executive officers and auditors and his or her relationships with foundations, universities and other non-profit organizations to which the Company has made a certain level of contributions during the past three years.

After evaluating the factors described above, the Board of Directors has affirmatively determined that eight of our current directors are independent in accordance with NASDAQ corporate governance listing standards and our own director independence criteria.

Independent Directors

Alun Cathcart Mary C. Choksi Leonard S. Coleman Jeffrey H. Fox	John D. Hardy, Jr. Lynn Krominga Eduardo G. Mestre Stender E. Sweeney

We also maintain a Corporate Governance Committee, a Compensation Committee and an Audit Committee, and all of the directors serving on these committees are independent based upon NASDAQ corporate governance listing standards and our own director independence criteria.

Board Leadership Structure

Our current Board leadership structure consists of:

•	Chairman of the Board and CEO: Ronald L. Nelson;

•	Presiding Director (our independent lead director): Leonard S. Coleman; and

•	Fully independent Compensation, Corporate Governance and Audit Committees.

The Board of Directors, which is comprised of individuals who have extensive experience with board processes, has determined that the current leadership structure, as described above, best serves the Company and its stockholders. The Board of Directors believes that a combined Chairman of the Board and Chief Executive Officer, at this time, promotes unified direction for the Company and demonstrates for all stakeholders that the Company is under strong leadership by allowing a single person to have primary responsibility for managing operations and a clear focus on executing business plans and strategic initiatives.

Having a Chairman who also serves as CEO allows timely communication with the Board on critical business matters given the global reach of our business. A combined CEO/Chairman of the Board position also eliminates the potential for confusion or a duplication of efforts and the role of an independent lead director, as further discussed below, adequately addresses any concerns over maintaining such a combined leadership role. Mr. Nelson, who possesses extensive financial, operating and management experience, and brings more than 10 years of executive and leadership experience with the Company as well as substantial board experience, has served in the dual role of Chairman of the Board and Chief Executive Officer since 2006. Under Mr. Nelson’s leadership, the Company has become a global enterprise following the acquisition of Avis Europe in 2011 and has maintained its position as a leader in the vehicle rental industry.

The position of Presiding Director was established in February 2003 by the Board of Directors to designate an independent lead director whose primary responsibilities include:

•	presiding at all meetings of the Board at which the Chairman of the Board is not present, including periodic executive sessions of the independent members of the Board of Directors;

•	serving as liaison between the Chairman of the Board and the independent directors;

•	advising the Chairman of the Board with respect to information, meeting schedules and agendas sent to the Board;

•

providing advice with respect to the selection of committee chairs and performing other duties that the Board of Directors may from time to time delegate to assist it in the fulfillment of its responsibilities, including the authority to call meetings of the independent directors of the Board; and

•	serving as the principal liaison for stockholder communications directed specifically to the Board.

Such delegation of well-defined responsibilities to a lead independent director helps ensure that an appropriate counter-balancing leadership structure is in place. The independent members of the Board of Directors have designated Mr. Coleman to serve in the position of Presiding Director. Mr. Coleman has served in this role since its creation and brings a history of leadership experience as a lead independent director.

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CORPORATE GOVERNANCE

Risk Management and Risk Assessment

Management is responsible for assessing risk and for day-to-day risk management activities. The Board executes its oversight responsibility for risk assessment and risk management, acting directly and through its Committees, as follows:

Board/Committee	Responsibility/Role
Audit Committee

•      Assists in the Board’s oversight of the Company’s:

•     major financial risk exposures and the steps management has undertaken to control such risks; and

•     compliance with legal and regulatory requirements.

Compensation Committee

•     Oversees risks associated with its respective area of responsibility, including, among other things, risks associated with our compensation policies and practices with respect to executive compensation.

Corporate Governance Committee	• Oversees risks associated with its respective area of responsibility, including corporate governance.
Full Board

•     Receives reports from the Committees, which are provided at every regular Board meeting.

•      Considers specific risk topics.

•     Receives regular reports from members of senior management that include discussion of the risks and exposures involved in their respective areas of responsibility. Such reports are provided in connection with and discussed at Board meetings.

In 2014, consistent with past practice, management reviewed the Company’s compensation policies and practices for employees generally as they relate to risk management. As part of this process, management reviewed the Company’s incentive compensation programs applicable to all employees with the chairmen of the Audit and Compensation Committees and the compensation consultant engaged by the Compensation Committee to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, mitigating features of the Company’s incentive compensation programs were considered, including: (1) the Company’s recoupment policies; (2) that virtually all of the Company’s annual incentive programs allow for “downward discretion,” which permits the Company to reduce incentive compensation payouts; and (3) that executive officers are subject to share ownership and retention guidelines. As a result of this process, there were no recommended changes to the Company’s incentive compensation programs.

Communicating with the Board of Directors

Stockholders and other interested parties may send communications directly to the Board of Directors by writing to the following address:

•	Board of Directors, c/o the Corporate Secretary, at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054.

In addition, all parties interested in communicating directly with the Presiding Director or with any other independent director may do so by writing to Avis Budget Group, Inc. at the same address, Attention: Presiding Director, c/o the Corporate Secretary or via e-mail at presiding.director@avisbudget.com. The Presiding Director is responsible for reviewing and distributing all interested parties’ communications received to the intended recipients and/or to the full Board of Directors, as appropriate.

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CORPORATE GOVERNANCE

Codes of Conduct

The Board of Directors has adopted a code of conduct that applies to all officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Board of Directors has also adopted a code of business conduct and ethics for directors. Both codes of conduct are available in the “Investor Relations—Corporate Governance” section of the Company’s website at

www.avisbudgetgroup.com. The purpose of these codes of conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and directors.

Board of Directors Meetings

The Board of Directors held five meetings during 2013. In 2013, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which they served, in each case held during such director’s period of service. We expect all directors to attend each regularly scheduled Board of Directors meeting. Attendance at the Company’s annual meeting of stockholders is strongly encouraged, and our goal is for a representative of each of the Audit Committee, Compensation Committee and Corporate Governance Committee to be present at each annual meeting. The 2013 annual meeting of stockholders was attended by eight directors.

Committees of the Board of Directors

The standing committees of the Board include: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee.

Name	Audit	Compensation	Corporate Governance	Executive
Alun Cathcart
Mary C. Choksi	✓		✓
Leonard S. Coleman		✓	Chair
Jeffrey H. Fox
John D. Hardy, Jr.		Chair
Lynn Krominga	✓	✓
Eduardo G. Mestre				✓
Ronald L. Nelson				Chair
F. Robert Salerno				✓
Stender E. Sweeney	Chair		✓
Committee Meetings Held in 2013	8	6	4	—*
*	The Executive Committee acted solely by unanimous consent in 2013.

The charters of each of the Audit, Compensation and Corporate Governance Committees, respectively, can be found in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com.

Audit Committee

The Audit Committee assists in the Board’s oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s independent auditors’ qualifications and independence;

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CORPORATE GOVERNANCE

•	the performance of the Company’s independent auditors and the Company’s internal audit function;

•	the Company’s compliance with legal and regulatory requirements;

•	the Company’s systems of disclosure controls and procedures, and internal controls over financial reporting; and

•	the Company’s major financial risk exposures and the steps management has undertaken to control such risks.

The Audit Committee has the power and authority to engage the independent auditor, review and approve the services and terms of all audits, review and discuss with management the Company’s annual audited and quarterly financial statements, and review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

The Board of Directors has determined that all members of the Audit Committee are independent directors under the Company’s Director Independence Criteria and within the meaning of applicable NASDAQ rules, and that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that Mr. Sweeney qualifies as an “audit committee financial expert” as defined by the rules of the SEC, thereby satisfying NASDAQ’s “financial sophistication” requirement.

Compensation Committee

The primary responsibilities of the Compensation Committee include to:

•	review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and determine and approve the Chief Executive Officer’s compensation level;

•	review and approve individual elements of total compensation for our other executive officers;

•	review and approve our annual and long-term incentive compensation programs and plans;

•	review and approve all stock option and other equity awards;

•	assess the results of the Company’s most recent advisory vote on executive compensation; and
•	evaluate whether compensation arrangements for executive officers incentivize unnecessary risk-taking.

We refer you to “Executive Compensation” below for additional information regarding the Compensation Committee’s processes and procedures.

The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with NASDAQ listing standards and the Company’s Director Independence Criteria, an outside director for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), and a non-employee director for purposes of Section 16 of the Exchange Act.

Corporate Governance Committee

General

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board of Directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Board of Directors has determined that each of the current members of the Corporate Governance Committee qualifies as an independent director under applicable NASDAQ rules and the Company’s Director Independence Criteria.

In 2014, the Corporate Governance Committee voted to waive the mandatory retirement age contained in our Corporate Governance Guidelines with respect to Mr. Sweeney’s 2014 Board nomination. In reaching this determination, the Corporate Governance Committee considered Mr. Sweeney’s extensive knowledge and experience, his deep understanding of the Company’s business and his leadership as Chair of the Audit Committee, and concluded that the Corporation would benefit from his continued service as a member of the Board. The Corporate Governance Committee will re-evaluate this waiver of Mr. Sweeney’s retirement on an annual basis.

Director Nomination Procedures

The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of members of the Board of Directors. Nominees for director positions are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s

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CORPORATE GOVERNANCE

business environment, and willingness to devote adequate time to the duties associated with being a member of the Board of Directors.

The Corporate Governance Committee will consider written proposals from stockholders for candidates to be nominees for director positions. In considering candidates submitted by stockholders, the Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. Any such proposal should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary of the Company, at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054, and should include the following: (a) the name of the stockholder and evidence of such stockholder’s beneficial ownership of the shares of Common Stock, including the number of shares of Common Stock beneficially owned and the length of time of such beneficial ownership; and (b) the name of the candidate, such candidate’s resume or a listing of his or her qualifications to be a director of the Company and such candidate’s consent to be named as a director, if selected by the Corporate Governance Committee, nominated by the Board of Directors and elected. The written proposal should be submitted in the time frame and consistent with the requirements described in the by-laws of the Company and under the caption “Stockholder Proposals for 2015 Annual Meeting” below.

The process for identifying and evaluating candidates to be nominees to the Board of Directors is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Corporate Governance Committee by reviewing such candidates’ biographical information and qualifications and checking the candidates’ references. Qualified candidates are interviewed by at least one member of the Corporate Governance Committee. Using the input from this interview and other information, the Corporate Governance Committee evaluates whether the candidate is qualified to serve as a director and whether the Corporate Governance Committee should recommend to the Board of Directors that the Board nominate the candidate or elect the candidate to fill a vacancy on the Board of Directors. Candidates recommended by the Corporate Governance Committee are presented to the Board of Directors for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

The Corporate Governance Committee expects that a similar evaluation process will be used to evaluate candidates to be nominees for director positions recommended by stockholders. However, to date, the Company has not received any stockholder proposal to nominate a director.

Diversity

While the Board has not adopted a formal policy with respect to diversity, the Corporate Governance Committee believes it is important that nominees for the Board represent diverse viewpoints and backgrounds. The Corporate Governance Committee is committed to advancing Board diversity, defined to include differences of viewpoint, professional experience, education, skill, race, gender and national origin, and as specified in its charter, considers diversity in the mix of qualifications, experience, attributes or skills considered in its process of identifying and evaluating candidates to be nominees to the Board of Directors.

Executive Committee

The Executive Committee has and may exercise all of the powers of the Board of Directors when the Board of Directors is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to (a) alter, amend or repeal the by-laws or any resolution or resolutions of the Board of Directors, (b) declare any dividend or make any other distribution to the stockholders of the Company, (c) appoint any member of the Executive Committee, or (d) take any other action which legally may be taken only by the full Board of Directors.

Succession Planning

The Board of Directors is responsible for the development, implementation and periodic review of a succession plan for our Chief Executive Officer and each senior executive position, all of whom have been designated as members of our Senior Leadership Team (“SLT”). Our Board of Directors believes that effective succession planning, and talent management and development play a critical role in safeguarding business capabilities, developing strong leadership quality and executive bench strength, and optimizing overall business development, operating performance, profitability and shareholder value. As such, based upon a review of recommendations made by senior management, the Board of Directors has developed a list of critical attributes and has implemented a formal assessment process employing an external advisor to

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CORPORATE GOVERNANCE

assess and develop successor candidates not only for the position of Chief Executive Officer but for each senior executive level position held by a SLT member. In order to ensure that qualified candidates are available for such SLT positions, the Board of Directors oversees the development of internal candidates, maintains talent development plans to strengthen the skills and qualifications of such candidates and would be responsible, if necessary, for the identification of suitable external successor candidates. The Board of Directors has also developed an “emergency” succession plan in the event of an unexpected disability or inability of our Chairman and Chief Executive Officer to perform his duties.

Related Person Transactions

There are no related person transactions that require reporting under SEC rules. The Company has adopted written procedures for the review, approval or ratification of transactions with Related Persons (the “Policy”) that apply to any transaction, arrangement or relationship in which:

•	the Company (including any of its subsidiaries) was, is or will be a participant; and

•

any Related Person (i.e., a director, executive officer or director nominee, any greater than 5% beneficial owner, any immediate family member of the foregoing, or any entity in which any of the foregoing persons is employed, or is a partner, principal or in a similar position, or has any greater than 5% beneficial interest) had, has or will have a direct or indirect interest.

Under the Policy, transactions with Related Persons are reviewed in advance by the General Counsel and Chief Compliance Officer and the Corporate Secretary of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officers that the transaction is a Related Person transaction and the amount involved exceeds $120,000:

•	The transaction will be submitted to the Audit Committee, or, under certain circumstances, to the Chairman of the Audit Committee (the “Chair”).

•	The Audit Committee or the Chair will then consider all relevant facts and circumstances available.

•	The Audit Committee or the Chair will approve only those transactions, determined in good faith to be in, or are not inconsistent with, the best interests of the Company and its stockholders.

The Audit Committee reviews on an annual basis contributions by the Company in excess of $1,000, in the aggregate (other than contributions made pursuant to the Company’s matching contribution program for employees and directors), to a charitable organization at which a Related Person is actively involved with fund-raising or serves as a director, trustee or in a similar capacity.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of shares of Common Stock as of March 1, 2014, by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors and each of its named executive officers (“NEOs”), and (iii) all of the Company’s directors and current executive officers, as a group.

Name of Beneficial Owner	Total Amount of Shares Beneficially Owned(1)		Percent of Common Stock Owned(2)	Of the Total Number of Shares Beneficially Owned, Shares which May be Acquired within 60 Days(3)
Principal Stockholders:**
Iridian Asset Management LLC 276 Post Road West Westport, CT 06880(4)	10,004,144		9.4%	—
SRS Investment Management, LLC(5) 1 Bryant Park, 39th Floor New York, NY 10036	10,000,000		9.4%	—
Dimensional Fund Advisors LP(6) Palisades West, Building One 6300 Bee Cave Road, Austin, TX 78746	7,572,938		7.1%	—
Columbia Wanger Asset Management, L.P.(7) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	6,666,050		6.2%	—
Blue Ridge Capital, L.L.C.(8) 660 Madison Avenue, 20th Floor New York, NY 10065-8405	6,650,000		6.2%	—
Vanguard Group, Inc.(9) 100 Vanguard Blvd. Malvern, PA 19355	5,733,072		5.4%	—
Directors and Named Executive Officers(10)(11):
Ronald L. Nelson	1,249,931		1.2%	553,000
Alun Cathcart	15,047		*	15,047
Mary C. Choksi	53,829		*	19,729
Leonard S. Coleman	48,853		*	22,353
Jeffrey Fox	1,736		*	1,736
John D. Hardy, Jr.	19,186		*	19,186
Lynn Krominga	20,021		*	15,967
Eduardo Mestre	26,919		*	21,919
F. Robert Salerno	28,898		*	9,181
Stender E. Sweeney	34,032		*	34,032
Larry D. De Shon	150,806		*	0
Thomas M. Gartland	80,649		*	0
Patric T. Siniscalchi	81,881		*	6,700
David B. Wyshner	176,857		*	85,604
All Directors and Executive Officers as a group (18 persons)	2,176,254	(12)	2.0%	895,954	(13)

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

*	Amount represents less than 1% of outstanding Common Stock.
**	Information is based upon the assumption that there was no change in the beneficial ownership of such shares of Common Stock from the publicly filed information through March 1, 2014.
(1)	Shares beneficially owned include (i) direct and indirect ownership of shares, (ii) vested stock option awards, and (iii) stock option awards that may become vested, and restricted stock units that may be settled, within 60 days of March 1, 2014.
(2)	Based on 106,753,482 shares of Common Stock outstanding on March 1, 2014.
(3)	Includes (i) vested stock option awards and (ii) stock option awards that may become vested, and restricted stock units that may be settled, within 60 days of March 1, 2014.
(4)	Reflects beneficial ownership of 10,004,144 shares of Common Stock by Iridian Asset Management LLC, David L. Cohen and Harold J. Levy, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 4, 2014. Such Schedule 13G indicates that Iridian Asset Management LLC, David L. Cohen and Harold J. Levy have shared voting and dispositive power over the shares of Common Stock.
(5)	Reflects beneficial ownership of 10,000,000 shares of Common Stock by SRS Investment Management, LLC (“SRS”) and Karthik R. Sarma, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 14, 2013. Such Schedule 13G indicates that SRS and Mr. Sarma share voting and dispositive power over the shares of Common Stock.
(6)	Reflects beneficial ownership of 7,572,938 shares of Common Stock by Dimensional Fund Advisors LP, as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 10, 2014. Such Schedule 13G indicates that Dimensional Fund Advisors LP has sole voting power over 7,461,926 shares of Common Stock and sole dispositive power over 7,572,938 shares of Common Stock.
(7)	Reflects beneficial ownership of 6,666,050 shares of Common Stock by Columbia Wanger Asset Management, LLC (“CWAM”), as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 6, 2014. Such Schedule 13G indicates that CWAM has sole voting power over 6,348,050 and sole dispositive power over 6,666,050 shares of Common Stock.
(8)	Reflects beneficial ownership of 6,650,000 shares of Common Stock by Blue Ridge Capital, L.L.C. (“BRC”), as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 14, 2014. Such Schedule 13G indicates that BRC and John A. Griffin have shared voting and dispositive power over 6,650,000 shares of Common Stock, Blue Ridge Limited Partnership has shared voting and dispositive power over 4,313,700 shares of Common Stock, and Blue Ridge Offshore Master Limited Partnership has shared voting and dispositive power over 2,336,300 shares of Common Stock.
(9)	Reflects beneficial ownership of 5,733,072 shares of Common Stock by The Vanguard Group, Inc., as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 6, 2014. Such Schedule 13G indicates that The Vanguard Group, Inc. has sole voting power over 65,793 shares, sole dispositive power over 5,672,979 shares and shared dispositive power over 60,093 shares of Common Stock.
(10)	Includes shares of Common Stock underlying fully vested but unexercised options, as follows:

NEO	Shares of Stock Underlying Options
Mr. Nelson	553,000
Mr. Siniscalchi	6,700
Mr. Wyshner	85,604

(11)	For each non-employee director, (1) includes deferred stock units held under the Non-Employee Directors Deferred Compensation Plan (the “Plan”), which, pursuant to the terms of the Plan, will be distributed in the form of Common Stock on a one-to-one basis as soon as reasonably practicable following such director’s retirement or termination of service from the Board for any reason (“Director Shares”), and (2) excludes deferred stock units held under the Plan, which pursuant to the terms of the Plan will be distributed seven months following such director’s retirement or termination of service from the Board for any reason (“Director Deferred Shares”), as follows:

Director	Director Shares	Director Deferred Shares	Director	Director Shares	Director Deferred Shares
Mr. Cathcart	15,047	—	Ms. Krominga	15,967	37,939
Ms. Choksi	19,729	35,584	Mr. Mestre	21,919	32,979
Mr. Coleman	22,353	45,301	Mr. Salerno	9,181	—
Mr. Fox	1,736	—	Mr. Sweeney	34,032	32,679
Mr. Hardy	19,186	34,889

(12)	Excludes 219,371 Director Deferred Shares.
(13)	Represents 159,150 Director Shares, 604,000 shares of Common Stock underlying fully vested but unexercised options with a strike price of $0.79 and 132,804 shares of Common Stock underlying fully vested but unexercised options with strike prices ranging from $11.53 to $30.04.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. The Company believes that all filings required to be made under Section 16(a) of the Exchange Act during 2013 were timely made.

EXECUTIVE OFFICERS

The present executive officers of the Company are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board of Directors to hold office at the discretion of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Name	Offices or Positions To be Held
Ronald L. Nelson	Chief Executive Officer, President and Chief Operating Officer
David B. Wyshner	Senior Executive Vice President and Chief Financial Officer
W. Scott Deaver	Executive Vice President, Chief Strategy and Development Officer
Larry D. De Shon	President, Europe, Middle East and Africa
Thomas M. Gartland	President, North America
Patric T. Siniscalchi	President, Latin America/Asia-Pacific
Michael K. Tucker	Executive Vice President, General Counsel and Chief Compliance Officer
Edward P. Linnen	Senior Vice President, Chief Human Resource Officer
Izilda P. Martins	Senior Vice President and Acting Chief Accounting Officer

Biographical information for our Chief Executive Officer is set forth above under “Board of Directors—Biographical Information for Nominees.” Biographical information for all other present executive officers is set forth below.

Name	Biographical Information
David B. Wyshner	Mr. Wyshner, age 46, has been Chief Financial Officer since August 2006. Mr. Wyshner also held the title of Executive Vice President and Chief Financial Officer from August 2006 through October 2011, when he was promoted to Senior Executive Vice President, and also served as Treasurer from August 2006 to November 2007. Previously, Mr. Wyshner held several key roles within Cendant, starting in 1999, including Executive Vice President and Treasurer of the Company and Vice Chairman of the Travel Services Division, which included the Avis and Budget vehicle rental businesses. Prior to joining the Company, Mr. Wyshner was a Vice President in Merrill Lynch & Co.’s investment banking division.
W. Scott Deaver	Mr. Deaver, age 62, has been Executive Vice President, Chief Strategy and Development Officer since September 2012. Previously, Mr. Deaver held several positions with the Company, including as Executive Vice President, Strategy and Pricing and Executive Vice President, Marketing. Mr. Deaver started employment with one of the Company’s predecessor companies in 1989.
Larry D. De Shon	Mr. De Shon, age 54, has been President, EMEA since October 2011. Mr. De Shon held the title of Executive Vice President, Operations from October 2006 through October 2011. Prior to joining the Company, Mr. De Shon spent 28 years at United Airlines, starting as a customer service representative and advancing to hold a number of positions of increasing responsibility during his tenure, including as Senior Vice President positions in marketing, on-board service and airport operations.

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  EXECUTIVE OFFICERS

Name	Biographical Information
Thomas M. Gartland	Mr. Gartland, age 56, has been President, North America since October 2011. Mr. Gartland held the title of Executive Vice President of Sales, Marketing & Customer Care from April 2008 through October 2011. Prior to joining the Company, Mr. Gartland was President of JohnsonDiversey, Inc.’s North American Region, where he worked for 14 years. Prior thereto, Mr. Gartland was Vice President and Director of National Accounts with Ecolab, Inc., where he also worked for 14 years.
Patric T. Siniscalchi	Mr. Siniscalchi, age 64, has been President, Latin America/Asia-Pacific since October 2011. Mr. Siniscalchi held the title of Executive Vice President, International Operations from August 2006 through October 2011. Mr. Siniscalchi joined Avis in 1971 and advanced to hold a number of positions of increasing responsibility during his tenure, including Senior Vice President, International Operations of Cendant’s vehicle rental business.
Michael K. Tucker	Mr. Tucker, age 56, has been Executive Vice President, General Counsel and Chief Compliance Officer since April 2010. Prior to joining the Company, Mr. Tucker was in private practice, serving as managing partner at the law firm of Tucker Associates and Of Counsel at the law firm of Lowe & Savage from 2007. Prior thereto, Mr. Tucker was Division General Counsel with Tyco International Ltd. Inc. from 2005. Prior to joining Tyco, Mr. Tucker served in senior legal positions with General Electric Company, including division senior counsel of GE Transportation and senior vice president and general counsel of GE Capital International Services. Prior to joining General Electric, Mr. Tucker was associated with the law firms of Ballard Spahr Andrews & Ingersoll, Bingham Dana LLP, and Csaplar & Bok.
Edward P. Linnen	Mr. Linnen, age 44, has been Senior Vice President, Chief Human Resource Officer since February 2013. Previously, Mr. Linnen held the title of Senior Vice President, HR for North America from October 2011 through February 2013. Mr. Linnen joined the Company in 2001, and served in several positions in the Company’s human resources function, including as Vice President of Labor Relations & International HR, Vice President Domestic HR, and Field HR Director. Prior to joining the Company, Mr. Linnen served in various positions within human resources at Kraft Foods Inc. and Nabisco, Inc.
Izilda P. Martins	Ms. Martins, age 42, has been Senior Vice President and Acting Chief Accounting Officer of the Company since February 2013. Previously, she was Vice President and Acting Chief Accounting Officer of the Company since November 2010 and Vice President of Tax from August 2006 to November 2010. Ms. Martins was Director of Tax Planning and Mergers & Acquisitions of Cendant from November 2004 through August 2006. Prior to joining the Company, Ms. Martins was associated with Deloitte & Touche LLP for seven years.

18	2014 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We refer you to our Annual Report on Form 10-K for the year ended December 31, 2013 for additional information regarding our financial results discussed below. In this proxy statement, we refer to Incentive Adjusted EBITDA, which we define as income from continuing operations before non-vehicle related depreciation and amortization, any impairment charge, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs and income taxes, excluding certain items that we believe are not representative of the results of operations of our business, such as restructuring expense. This non-GAAP measure is a performance metric in our incentive programs and a reconciliation is provided under “Analysis of 2013 Pay Decisions.” When we refer to “the Committee” in this “Executive Compensation” section, we are referring to the Compensation Committee.

Executive Summary

2013 Performance

Our strong 2013 results reflect continued progress on our strategic plan, an 8% increase in revenue and achievement of the second highest Incentive Adjusted EBITDA results since we became a pure-play vehicle rental company in 2006. Our 2013 Incentive Adjusted EBITDA of $769 million represents a decline of 8% compared to 2012 due to the normalization of the used car market, which resulted in, as anticipated, a significant increase in our fleet costs. Our stock price performance for the year reflects our significant 2013 achievements with an increase of 104%. Over a five-year period, we achieved robust stock price growth, representing a strong recovery from a low of $0.70 at year-end 2008 to $40.42 on December 31, 2013.

Stock Price Performance

(One-Year and Three-Year)

Stock Price Growth

(Year-End Closing Stock Price)

2013 Strategic Accomplishments

In 2013, the Company achieved the following strategic accomplishments:

•	Acquired Zipcar, Inc., making us the global leader in car sharing, and Payless, a leading car rental company in the deep-value segment of the car rental market

•	Implemented a stock repurchase program, with approximately 1.6 million shares repurchased in 2013

•	Delivered significant cost savings through our Performance Excellence process-improvement initiative and other productivity enhancement initiatives throughout the world

•	Invested in developing our brands, our technologies and the customer experience we offer

•	Realized incremental synergies from the integration of our European operations, including substantial growth of the Budget brand in Europe

•	Invested in our Brazilian licensee, which will allow us to increase the presence of our brands in this fast growing economy

2013 Compensation

Compensation paid to our CEO in 2013 was consistent with 2012 levels reflecting strong performance in both years. The Committee approved increases to components of compensation paid to our other NEOs, including salary, based on a number of factors, including expanded responsibilities assumed by such officers following recent acquisitions.

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Aggregate compensation, as presented in the Summary Compensation Table below, for all such officers, however, decreased due to special three-year performance incentive awards granted to such officers in 2012. Such awards are viewed by the Committee as part of compensation for 2012, 2013 and 2014.

Base Salaries

In recognition of the Company’s increased size and complexity following the acquisition of Avis Europe in October 2011, and continued expansion with the acquisition of Zipcar in 2013, our CFO and Regional Presidents received base salary increases ranging from 4% to 17%. In making this determination, the Committee focused on ensuring that base salaries were competitive and fostered retention, and sought to recognize the expanded role and deep expertise of each such officer.

Annual Incentives

For the 2013 annual incentive program, the global Incentive Adjusted EBITDA goal was set, excluding contributions from significant acquisitions, at $738 million. This goal was modestly exceeded and annual incentive payments are reflective of such achievement with a global payout at 105% of target. We considered the 2013 goal to be appropriately challenging, despite it being below 2012 results, given the unusually robust used car market in 2012, which normalized in 2013, as we expected, resulting in higher fleet costs.

Long-Term Incentives

Excluding the special performance long-term incentives awarded in 2012 referred to above, target grant date long-term incentive values were essentially unchanged year-over-year. However, for our CFO and Regional Presidents, an above-target opportunity was included following a review of long-term incentive program designs used by peer companies. The performance metric for our CEO’s performance award was relative total shareholder return, consistent with 2012. The performance metric selected for our other NEO awards was a combination of Incentive Adjusted EBITDA and relative total shareholder return goals.

As in prior years, compensation* for our NEOs in 2013 was significantly performance-based, as illustrated below:

CEO

Other NEOs (average)

*	Pay mix reflects values as disclosed in the Summary Compensation Table, excluding Other Compensation, which constituted 5% or less of total compensation for all our NEOs other than our President, EMEA, who received expatriate and relocation benefits in 2013, including expatriate tax reimbursement. LTI is defined as long-term incentive.

Compensation Practices

We believe that our compensation programs reflect sound practices, such as:

•	an executive compensation recoupment (or “clawback”) policy with respect to incentive compensation;

•	executive stock ownership guidelines with significant share ownership requirements;
•	a policy prohibiting executives from entering into speculative (or hedging) transactions in our securities;

•	no excise tax gross-up or single-trigger change-in-control provisions;

•	no tax gross-ups on executive perquisites except with respect to relocation and expatriate benefits; and

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•	a relative total shareholder return performance metric included in our performance-based long-term incentive awards.

Our Named Executive Officers

This discussion addresses executive compensation in 2013 for our named executive officers, who are:

•	Ronald L. Nelson—Chairman and Chief Executive Officer (our “CEO”);

•	David B. Wyshner—Senior Executive Vice President and Chief Financial Officer (our “CFO”);

•	Thomas M. Gartland—President, North America (our “President, NA”);

•	Larry D. De Shon—President, Europe, Middle East and Africa (our “President, EMEA”); and

•	Patric T. Siniscalchi—President, Latin America/Asia-Pacific (our “President, LA/AP”).

Mr. De Shon, Mr. Gartland and Mr. Siniscalchi are sometimes referred to herein as our “Regional Presidents.”

Philosophy, Components and Mix of Executive Compensation

“Pay for performance” continues to be a fundamental tenet of our compensation philosophy, which includes the core principles of rewarding the attainment of appropriately challenging performance goals and aligning our executives’ objectives with our stockholders’ interests. The Committee also believes that it is imperative to the success of our business to ensure that our executive-level positions are held by persons possessing outstanding capabilities, strong commitment to our business and a drive to add value. At the same time, the Committee seeks to be mindful of competitive practices and competing alternatives for management talent.

Compensation for our NEOs is typically comprised of the following components:

Component	Function and Objective
Base Salary	Each of our NEOs receives a base salary in the form of cash. Base salaries provide a fixed and competitive form of annual compensation for the performance of primary responsibilities at a level consistent with each executive’s experience and role. Base salaries are designed to provide competitive compensation to attract and retain exceptional executive talent.
Annual Incentive Awards	Each of our NEOs receives an annual performance-based cash incentive opportunity. Annual incentives reward our executives upon achieving or exceeding specific annual performance goals using performance metrics approved by the Committee and that the Company believes are appropriate measures of operational and financial performance.
Long-Term Incentive Awards	Long-term incentive awards are designed to attract and retain a highly qualified executive team, align executive rewards with stockholder interests, provide an incentive for our executives to achieve appropriately challenging long-range performance goals, and allow our executives to share in the value created for the Company’s stockholders.
Other Compensation	Each of our NEOs receives certain health, life insurance, disability and retirement benefits, which are all part of our broad-based employee benefits program. Retirement benefits for NEOs (other than our President, LA/AP) are limited to (i) deferrals under the Company’s deferred compensation plan for executives, which the Company matches up to a maximum of 6% of base salary and annual incentive, and/or (ii) participation in our 401(k) plan. Other executive benefits and perquisites include auto use and financial planning services. Certain of our NEOs also are provided with limited personal use of Company aircraft services.

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Analysis of 2013 Pay Decisions

2013 Compensation for our CEO

Consistent with 2012, for 2013, the Committee maintained for our CEO an annual base salary of $1.15 million and a target payout of 150% of base salary for the annual performance-based incentive, as further described under “Annual Incentive Program for all NEOs.” The Committee also awarded our CEO a long-term incentive opportunity, with a grant date target value of $3.5 million and with 70% of the award subject to the attainment of performance goals based on the relative total shareholder return of our Company’s stock compared to that of the companies comprising the Russell 2000 Index (“Relative TSR”). The 2013 long-term incentive was consistent with the long-term incentive awarded to our CEO in 2012 and was determined by the Committee in light of the Company’s strong 2012 performance.

The Committee determined that a long-term incentive comprised of a mix of predominantly performance-based restricted stock (“PSUs”) and cash units (“PCUs”) was appropriate, considering our pay-for-performance philosophy. Cash units, which are payable in cash in an amount equal to the number of units that vest multiplied by the 90-day average closing price of our shares prior to the vesting date, were included as a component to limit the dilutive effect of the award.

The target award consists of 57,783 PSUs and 57,783 PCUs, which are scheduled to vest at the end of the three-year performance period ending on January 23, 2016, based on the achievement of Relative TSR goals, using the average closing prices for the 90-day periods prior to the beginning and end of the performance period. The award also includes 24,764 time-based restricted stock units (“RSUs”) and 24,764 cash units (“RCUs”), which are scheduled to be settled on January 23, 2016. Each award component generally is also subject to continued employment through January 27, 2015 to coincide with the current termination date set forth in our agreement with our CEO. The Committee set a three-year performance period for the PSUs and PCUs, consistent with what the Committee believed to be peer and general market practices, understanding that payment of the RSUs and RCUs may not be made until one year following the end of the CEO’s employment.

The Committee selected Relative TSR as the performance metric as it believed that such metric would align our CEO’s compensation with stockholders’

focus on total shareholder return and was considered an emerging best practice in the compensation arena. The performance-based units vest at 25% to 150% of the target number of units granted based on the achievement of the following performance goals (with straight-line interpolation used for Relative TSR achieved between the specified goals):

Relative TSR (compared to the Russell 2000 Index) over Three-Year Measurement Period	Achievement Level (as a % of target units awarded)
75th Percentile or Higher	150%
Median of Index	100%
35th Percentile	50%
25th Percentile	25%
<25th Percentile	0%

Base Salaries for our CFO and Regional Presidents

The Committee approved base salary increases ranging from 4% to 17% for our CFO and Regional Presidents, representing the first base salary increase for such officers since 2011 and resulting in a base salary of $700,000 for our CFO, President, NA and President, EMEA, and a base salary of $520,000 for our President, LA/AP, effective as of March 2013. Salaries for our NEOs are generally determined based on several factors, including past practice, reasonable comparability with Peer Group pay data and Survey Data (as described under “Consideration of Peer Groups and Survey Data”) and each NEO’s responsibilities, capabilities and skills, commitment to our business, leadership and drive to add value. For our CFO, the Committee also considers the size and complexity of our balance sheet and capital structure.

The base salary increases for our CFO, President, NA and President, EMEA were approved based on the factors set forth above, and to recognize the significantly expanded roles and scope of responsibilities assumed by such officers in 2011, following our acquisition of Avis Europe. Such responsibilities continued to expand with the growth of our Company in 2013 when we acquired Zipcar (announced in early January 2013) and Payless. The Committee also focused on the importance of retaining the current management team in light of the Company’s recent expansion and the depth of experience each such officer possesses.

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Annual Incentive Awards for all NEOs

In establishing the 2013 annual incentive program, the Committee determined that target payouts as a percentage of base salary should remain consistent with 2012 levels. Accordingly, such targets for 2013 were 150% for our CEO and 100% for all of our other NEOs, with payout opportunities ranging from 25% to 200% of target.

Consistent with past practice, the performance metric for our 2013 annual incentive program was Incentive Adjusted EBITDA, which is a key measure of operational and financial performance and is driven by profitable sales and our strategic plan. The performance goals, presented below, were set in January 2013 based on the Company’s 2013 business plan, which reflected an anticipated normalization of a used car market that was particularly strong in 2012. Accordingly, 2013 goals were lower than goals for 2012. Goals for 2012 were ultimately set to reflect anticipated substantial increases in Incentive Adjusted EBITDA compared to 2011 (37% for target payout) due to anticipated lower fleet costs for such year driven by the robust used car market. Interpolation is utilized to determine the payout percentage for performance achievement above threshold but below target or maximum achievement levels, as applicable.

Achievement Level	Payout Opportunity (% of Target)	2013 Incentive Adjusted EBITDA Goals (Dollars in Millions)
		Global*	President, NA	President, EMEA	President, LA/AP
Maximum	200%	$886	$610	$151	$175
Target	100%	$738	$508	$126	$146
Threshold	25%	$664	$457	$113	$131
*	Includes results from our “Corporate and Other” segment, which includes unallocated corporate overhead.

For the 2013 annual incentive, global Incentive Adjusted EBITDA was $746 million1, which reflects the exclusion of the Incentive Adjusted EBITDA contributed by Zipcar given that goals were set prior to the transaction closing and that our definition provides for adjustments for acquisitions with a total asset value exceeding $100 million. Accordingly, actual payouts as a percentage of target are as follows:

NEO	Actual Payout (% of Target)	Weighting
		Global	North America	EMEA	LA/AP
CEO	105%	100%	—	—	—
CFO	105%	100%	—	—	—
President, NA	109%	25%	75%	—	—
President, EMEA	120%	25%	—	75%	—
President, LA/AP	101%	25%	—	—	75%

1	A reconciliation of global Incentive Adjusted EBITDA for the year ended December 31, 2013 to net income is set forth below (dollars are in millions):

Incentive Adjusted EBITDA (for 2013 annual incentive)	$746

Plus: Incentive Adjusted EBITDA contribution from Zipcar	25
Incentive Adjusted EBITDA contribution from other significant transactions	(2)

Incentive Adjusted EBITDA	$769

Less: Non-vehicle depreciation and amortization	152
Interest expense related to corporate debt, net	228
Early extinguishment of debt	147
Restructuring expense	61
Transaction-related costs	51
Impairment	33

Income before income taxes	$97

Less: Provision for income taxes	81

Net income	$16

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Long-Term Incentive Awards for our CFO and Regional Presidents

Awards granted to our CFO and our Regional Presidents under our 2013 long-term incentive program (the “2013 LTIP”) had grant date fair values ranging from $1.1 million to $1.3 million. Such values represented an overall reduction in long-term incentives compared to 2012, due to the grant of special three-year performance awards in 2012 to such officers. Excluding the impact of such special performance awards, grant date fair values increased compared to 2012 due to the introduction of an above-target opportunity. The Committee approved such incremental opportunity following a review of practices of the Peer Group (as described in “Consideration of Peer Groups and Survey Data”). Fifty percent of the target 2013 LTIP awards consisted of time-based RSUs, which are scheduled to vest one-third on each of the first three anniversaries of the date of grant, and fifty percent consisted of PSUs, which are scheduled to vest on the third anniversary of the date of grant based on achievement of Incentive Adjusted EBITDA and Relative TSR goals. Vesting of both the RSUs and PSUs generally is subject to continued employment.

The following factors were reviewed to determine the appropriate type of equity to be granted: perceived value to award recipients to effect retention goals, a general review of peer practices, potential dilution and projected expense balanced with the value delivered to award recipients. Based on an analysis of these factors, the Committee determined that an equal mix, at target, of performance-based and time-based restricted stock units would:

•	align incentives with stockholders’ focus on profitability and financial performance;

•	reflect the relevant decision-making impact of the individual and the impact of those decisions on the Company; and

•	maximize retention of key employees over the longer term.

Incentive Adjusted EBITDA, with three-year cumulative goals, was selected as the primary performance metric for the 2013 LTIP awards due to the importance of this measure to our Company’s long-term profitable growth. Such goals were initially set in January 2013 based on the Company’s 2013 business plan, assuming a moderate three year growth rate; however, goals were later increased to reflect the Company’s acquisition of Zipcar. As a result, Zipcar’s contribution to Incentive Adjusted EBITDA will not be excluded from the three-year results for purposes of determining whether goals have been achieved.

Incentive Adjusted EBITDA goals for the 2013 LTIP are as follows (with straight-line interpolation used to determine the payout percentage for performance achievement above threshold but below target or maximum achievement levels, as applicable):

Achievement Level	Achievement Level (as a % of target units awarded)	Cumulative Three-Year Goal Incentive Adjusted EBITDA (Dollars in billions)
Maximum	125%	$2.675
Target	100%	$2.432
Threshold	50%	$2.189

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A Relative TSR component was also included to reflect the importance of total shareholder return to stockholders. So long as the threshold Incentive Adjusted EBITDA goal is achieved, vesting can be increased by up to 20% if the following Relative TSR goals are achieved (with straight-line interpolation used for Relative TSR achieved between the specified goals):

Relative TSR Over Three-Year Measurement Period	Increase
≥60%	20%
55%	10%
≤50%	0%

Severance Arrangements for Regional Presidents

In 2013, the Committee approved amendments to the severance arrangements for the Regional Presidents to more closely align the severance arrangements for such officers with severance arrangements applicable to our CEO and CFO and in order to recognize the impact of such individuals on our Company’s operations. Under the amended arrangements, if employment is terminated by the Company other than “for cause” and other than due to death, disability or resignation, then outstanding unvested stock-based awards that would have vested in accordance with their original vesting schedule by the two-year anniversary of such termination of employment will become vested on termination, except that, for awards intended to be performance-based compensation for purposes of Section 162(m) of the Code, such awards will remain outstanding following such termination and become vested or be forfeited based on actual achievement of the applicable performance goals during the two-year period following such termination. Prior to such amendments, in a similar termination, a cash payment equal to the value of stock-based awards that would have vested in accordance with their original vesting schedule by the one-year anniversary of such termination of employment would have been payable. A more detailed description of the terms of these arrangements can be found under “Employment Agreements and Other Arrangements” and “Termination, Severance and Change of Control Arrangements.”

Setting CEO and Other NEO Compensation

Our Board has assigned to the Committee the responsibility to approve compensation for all NEOs, including our CEO. The roles of each individual and group who participate in the decision-making process for our executive program and their duties are summarized below.

Role of the Independent Compensation Consultant

As permitted by its charter, the Committee continued its engagement of Pay Governance LLC, a compensation consulting firm, to work with the Committee and the Company as an adviser on executive compensation matters in 2013. The compensation consultant reports to, and is directed by, the Committee, which retains the authority to retain or terminate compensation advisers. In early 2013, the Committee reviewed information regarding the independence and potential conflicts of interest of Pay Governance, taking into account, among other things, the factors set forth in the NASDAQ listing standards. Based on such review, the Committee concluded that the engagement of Pay Governance did not raise any conflict of interest. Outside of services provided for the Committee and advice to the Corporate Governance Committee related to compensation of non-employee directors, the compensation consultant did not provide additional services to the Company in 2013.

Compensation Decisions

In the case of named executive officers other than the CEO, our Human Resources staff develops recommendations as to the level of compensation for each pay component generally based on position scope (defined as the executive’s relative responsibilities compared to others within the Company and the individual’s potential impact on Company operations) and the individual’s experience level and performance in addition to the factors discussed under “Analysis of 2013 Pay Decisions” above. Performance criteria and goals are recommended by our Human Resources staff based on the Company’s business plan and goals, with input from the CFO and his staff. Recommendations related to the mix of compensation elements generally reflect a review of practices of our Peer Group (as defined below) and are typically designed to take into consideration past practice and our strategy to tie a greater portion of total target compensation to variable versus fixed compensation.

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Each recommendation is then discussed with our CEO for feedback and final approval. Final recommendations are reviewed with the compensation consultant and the Chairman of the Committee to ensure that they are consistent with the Committee’s expectations and the Company’s compensation philosophy, and ultimately submitted to the Committee for consideration. The Committee has the ultimate right and authority to revise and/or approve recommendations of management.

Our CEO’s compensation is determined by the Committee, working directly with the compensation consultant. The Committee determines each component of our CEO’s compensation, taking into consideration our CEO’s performance as well as market and Peer Group data and other factors such as level of experience and responsibilities, leadership, skill, contributions to the Company and the size and complexity of the Company’s balance sheet and operations.

Risk Assessment

In approving annual and long-term incentive awards for our NEOs, the Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and for 2013, concluded that the incentive awards approved would not be likely to encourage excessive risk-taking. Consistent with past practice, management also reviewed the Company’s compensation policies and practices for employees generally as they relate to risk management. As part of this process, management reviewed the Company’s incentive compensation programs applicable to all employees with the chairmen of the Audit and Compensation Committees and the Company’s compensation consultant to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. For additional information, please see “Functions and Meetings of the Board of Directors—Risk Management and Risk Assessment.”

Consideration of Peer Groups and Survey Data

Given that there is an insufficient number of public companies in the car rental sector to establish a sufficiently large peer group, peer companies are selected to supplement the one other U.S.-based publicly traded car rental company with additional companies from industry sectors that are viewed as most relevant to our business based on the following criteria: company size based on revenue as the primary factor, headcount, market capitalization, enterprise value, and debt and assets. Given our capital structure, we place a greater emphasis on enterprise value than market capitalization when developing the peer group. For 2013 pay decisions, the Company’s peer group consisted of the following 16 companies (the “Peer Group”):

AutoNation Inc. Carmax, Inc. Carnival Corporation Cintas Corporation Hertz Global Holdings, Inc. J.B. Hunt Transport Services, Inc. Marriott International, Inc. Norfolk Southern Corporation

Officemax Incorporated

Pitney Bowes Inc.

RR Donnelley & Sons Company

Royal Caribbean Cruises Ltd.

Ryder System, Inc.

Starwood Hotels & Resorts Worldwide

Waste Management, Inc.

Wyndham Worldwide Corporation

The current Peer Group was initially approved in 2011, following the Company’s acquisition of Avis Europe and a comprehensive review by the Committee with input from the compensation consultant and management. The Peer Group was reviewed in 2012 and 2013 and updated to reflect the removal of Dollar Thrifty Automotive Group, Inc., which was acquired by Hertz. The Committee reviewed pay data of the Peer Group as previously discussed and in order to ensure reasonable comparability of the pay packages of our NEOs, but the Committee does not specifically target any percentile within the Peer Group when setting overall compensation, any individual element of compensation or the relative pay mix among different elements of compensation. The Committee expects to review the Peer Group from time to time in order to ensure that the component companies continue to meet the criteria for which they were selected, as well as to identify other companies that may become appropriate for inclusion.

The Committee recognizes that our executives have opportunities available to them in a range of industries and that any peer group for the Company will have some inherent limitations given the absence of a large sample of public companies in the vehicle rental business. In order to compare ourselves to a broad set of general industry market data available, the Committee also reviews widely-used survey data from

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consulting firms such as Aon Hewitt and Towers Watson for companies that have revenue comparable to ours (the “Survey Data”) as another data point. The Survey Data2 represent data from over 1,000 companies sized according to revenue, assets and number of employees.

In 2013, the Committee considered the Survey Data for each element of the 2013 compensation and benefits package as a general check and to ensure reasonable comparability. Consideration of the Peer Group and the Survey Data represented just two factors considered in setting executive compensation for 2013. Please refer to “Analysis of 2013 Pay Decisions” for the other factors considered in setting executive compensation for 2013.

Committee Consideration of the Company’s 2013 Stockholder Vote on Executive Compensation

In determining 2013 and 2014 compensation for our NEOs, the Committee reviewed the results of the Company’s stockholder advisory vote on executive compensation (“Say on Pay”) in 2013. At the 2013 annual meeting of stockholders, over 99% of the votes cast were in support of the Company’s Say on Pay proposal. Based on the 2013 Say on Pay results and feedback from stockholders, the Committee concluded that the Company’s overall compensation program as it relates to its NEOs enjoys the support of the Company’s stockholders and does not require revision to address any broad stockholder concerns.

Policy Related to Equity Awards

Our practice is to grant long-term incentive awards at pre-established meetings of the Committee. Annual long-term incentive awards, which typically include the awards to all of the NEOs, are usually approved on the date of the first regularly scheduled Committee meeting each year. However, the Committee retains the ability to determine, and has on occasions in the past determined, that another grant date may be appropriate in certain circumstances. Awards are also approved at each of the other pre-established Committee meetings typically for executives hired or promoted since the prior meeting. In connection with valuing the grants of equity awards, it is our policy generally to use, as the grant or strike price for any stock-based compensation vehicle, the closing price of our Common Stock on the date the Committee approves the equity grant. The Committee typically approves a dollar amount for each restricted stock-based unit award, which is then divided by the closing price of our Common Stock on the date of grant to arrive at the number of restricted stock-based unit awards to be granted.

Executive Stock Ownership Guidelines

Our executive stock ownership guidelines require senior officers to acquire and hold designated levels of Avis Budget Common Stock. Under these guidelines, our CEO is required to retain 100%, and other NEOs are required to retain a minimum of 50% of the net shares (net of taxes) obtained upon the vesting of restricted stock awards and of vested stock options, until reaching the following specified ownership thresholds:

Officer(s)	Threshold
CEO	Five times base salary
Other NEOs	Three times base salary

Given the mandatory hold provision until thresholds are obtained, there is no specified deadline for achieving designated thresholds. For purposes of the executive stock ownership guidelines, stock ownership is defined to include stock owned by the executive directly, stock owned indirectly through the Company’s savings plan, and the “in-the-money” portion of vested stock options and stock appreciation rights. Each of our NEOs has exceeded his specified ownership threshold.

Following attainment of ownership thresholds, our NEOs are required, for a period of one year, to hold an amount equal to 50% of the net shares obtained upon the vesting of any equity award and 50% of all stock options that vest.

Employment and Change of Control Agreements; Severance Arrangements

To foster the retention of our key management team particularly in light of the separation of our Company in 2006, we entered into an employment agreement with each of our CEO and CFO. These agreements allowed us, among other things, to obtain post-employment non-competition covenants from these executive officers. We consider it essential to the best interests of

2	While the Survey Data include a general list of participating companies, each survey provides information on a “no-names” basis—i.e., for each position comparison, it does not identify by name which companies comparable in revenue size to our company produced results for each position matched, and thus we are unable to list the comparable companies that are included in the Survey Data utilized.

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our stockholders to foster the continued employment of key management personnel. Thus, we have also entered into severance agreements with our three NEOs who do not have written employment agreements. In these agreements, the Company seeks to provide appropriate protections to members of management that are consistent with prevailing market practices. A description of the Company’s agreements with our NEOs is set forth below under the heading “Employment Agreements and Other Arrangements,” and the benefits that would be received by our NEOs in the event of termination without cause or a change in control are set forth below under the heading “Termination, Severance and Change of Control Arrangements.”

Perquisites and Benefits

Avis Budget provides perquisites to its executives that are consistent with those provided by Peer Group companies. Our perquisites currently consist primarily of financial planning services, auto use or allowance, discounted auto insurance for up to four vehicles for our CEO and generally two vehicles for our other NEOs, auto leasing through the employee lease program and limited personal use of company aircraft services. In 2013, our President, EMEA was also provided with expatriate benefits associated with a Company-requested long-term assignment to the United Kingdom. The Company does not provide tax reimbursements on perquisites for any of our NEOs other than relocation and expatriate benefits.

The Company pays annual dues for a membership in a private, not-for-profit dining club for use by our CEO primarily for Company-sponsored meetings. Employees, including our NEOs, may also receive tickets for professional baseball games held at Yankee Stadium, which are part of the Company’s season ticket subscription, and do not result in an associated incremental cost to our Company. Our ticket allocation policy is generally seniority-based, with a valid business purpose superseding any personal use. We will continue to review our compensation and benefit programs to ensure that we remain competitive with comparable companies and are able to attract and retain highly qualified senior executives.

Anti-Hedging Policy

The Company’s insider trading policy explicitly prohibits executive officers and directors from, among other things, (i) engaging in hedging transactions with respect to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, without the prior approval of our applicable compliance officer, and (ii) holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Short sales of the Company’s securities are also prohibited under such policy.

Recoupment (Clawback) Policy

Our Board of Directors has adopted a policy that provides that if the Board learns of any intentional misconduct by an “executive officer” (as defined under Section 16 of the Exchange Act) that resulted in an increase to incentive income awarded to that officer, the Board will, to the full extent permitted by applicable law, in all appropriate cases, require reimbursement of the increased portion of incentive income awarded to that officer. We intend to amend our clawback policy, if necessary, to comply with any rules adopted by the SEC.

Deductibility of Compensation

Section 162(m) of the Code limits our ability to deduct certain compensation in excess of $1.0 million per year paid to our CEO and to certain of our other named executive officers (the “covered NEOs”). This limitation does not apply to compensation that qualifies under applicable regulations as “performance-based.” We aim to design the performance-based compensation we pay to our NEOs so that it will satisfy the requirements for deductibility under Section 162(m); however, the Committee is authorized to exercise discretion in determining payments in relation to levels of achievement of performance goals and believes that the total compensation program for executive officers should be managed in accordance with the objectives outlined in our compensation philosophy and in the best overall interests of our stockholders. For this reason, some compensation intended to be performance-based may exceed the limitations or not meet the requirements for deductibility under Section 162(m).

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COMPENSATION COMMITTEE REPORT

The Avis Budget Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

John D. Hardy, Jr., Chairman

Leonard S. Coleman

Lynn Krominga

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Comp ($)(e)	Total ($)
Nelson, Ronald L. Chairman & CEO	2013 2012 2011	1,150,000 1,150,000 1,000,000	0 0 0	4,021,195 3,939,278 1,617,378	0 0 0	1,811,250 1,828,500 2,250,000	0 0 0	293,252 328,862 265,901	7,275,697 7,246,640 5,133,279
Wyshner, David B. CFO	2013 2012 2011	680,769 600,000 600,000	0 0 583,000	1,289,439 3,042,210 894,491	0 0 0	714,808 636,000 900,000	0 0 0	142,283 116,051 139,077	2,827,299 4,394,261 3,116,568
Gartland, Thomas M. President, NA	2013 2012 2011	680,769 600,000 527,597	0 0 0	1,289,439 3,042,210 670,881	0 0 0	740,337 715,200 784,616	0 0 0	144,306 167,228 108,579	2,854,851 4,524,638 2,091,673
De Shon, Larry D. President, EMEA	2013 2012 2011	680,769 600,000 523,077	0 200,000 250,000	1,289,439 3,042,210 670,881	0 0 0	816,923 254,400 784,616	0 0 0	2,043,140 414,721 110,247	4,830,272 4,511,331 2,338,821
Siniscalchi, Patric. President, LA/AP	2013 2012	516,154 500,000	0 0	1,074,533 1,868,488	0 0	522,606 671,000	— 78,220	75,998 83,529	2,189,291 3,201,237
(a)	Salary includes amounts deferred under the Company’s Deferred Compensation Plan or 401(k) Plan.
(b)	Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of the grant date fair value of the 2013 stock awards are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2013, included in our 2013 Form 10-K. Stock awards granted in 2013 for Mr. Nelson include both restricted stock units and restricted cash units. To the extent that the restricted cash units become earned, the value will be based on the 90-trading day average stock price prior to vesting. The grant date value of the 2013 stock awards assuming achievement of the highest level of performance conditions are: for Mr. Nelson, $4,725,014; Mr. Wyshner, $1,500,006; Mr. Gartland, $1,500,006; Mr. De Shon, $1,500,006; and Mr. Siniscalchi, $1,249,994. Awards granted in 2013 are further discussed under “Long-Term Incentive Awards.”
(c)	Amounts reflected were earned based on achievement of annual performance goals established for each year, pursuant to the 2007 Amended and Restated Equity and Incentive Plan and include deferrals under the Company’s Deferred Compensation Plan.
(d)	For Mr. Siniscalchi, the reported change in pension value during the year represents the sum of the increased value accumulated in the Avis Rent A Car System, LLC Pension Plan and the Avis Rent A Car System, LLC Retirement Equalization Benefit Plan. During 2013, such value decreased by $40,538, primarily driven by a change in the discount rate. Avis froze its qualified and non-qualified defined benefit pension plans to new participation and future benefit accruals as of December 31, 1998. Please see the “Pension Benefits Table” below for further information regarding these plans.
(e)	All Other Compensation includes the personal benefits and perquisites presented in the following tables.

2014 Proxy Statement	29

EXECUTIVE COMPENSATION

All Other Compensation Table

Name	Year	Company Contributions To Deferred Compensation Plans ($)(a)	Perquisites ($)(b)	Expatriate, Relocation and Other Benefits ($)(c)	Expatriate Tax Reimbursement ($)(d)	Total All Other Compensation ($)
Mr. Nelson	2013 2012 2011	177,675 178,710 195,000	114,701 149,276 70,025	876 876 876	— — —	293,252 328,862 265,901
Mr. Wyshner	2013 2012 2011	83,735 74,160 90,000	57,672 41,103 48,289	876 788 788	— — —	142,283 116,051 139,077
Mr. Gartland	2013 2012 2011	85,266 78,912 61,535	58,164 87,528 46,387	876 788 657	— — —	144,306 167,228 108,579
Mr. De Shon	2013 2012 2011	64,015 29,956 61,269	36,327 41,332 29,320	299,558 331,384 14,347	1,643,240 12,049 5,311	2,043,140 414,721 110,247
Mr. Siniscalchi	2013 2012	46,356 54,952	28,959 27,920	683 657	— —	75,998 83,529
(a)	Represents Company matching contributions to a non-qualified deferred compensation plan maintained by the Company for the benefit of certain of our executive officers. Under this plan, participants are permitted to defer compensation, with the company matching contributions up to a 6% cap under the terms of the plan. For Mr. De Shon and Mr. Siniscalchi, amounts for 2013 and 2012 include $15,000 and $14,692, respectively, in respect of a Company match under the Company’s 401(K) plan. For Mr. De Shon and Mr. Gartland, amounts for 2011 include $14,192 and $14,458, respectively, in respect of a Company match under the Company’s 401(K) plan.
(b)	Represents the perquisites presented in the table below.
(c)	Represents the value of insurance premiums paid by the Company for a broad-based life insurance benefit. For Mr. De Shon, amounts include life insurance premiums of $657 (2011), $788 (2012), and $876 (2013), and expatriate and relocation benefits in connection with Mr. De Shon’s long-term assignment to the United Kingdom of (i) $13,960 (2011), (ii) $330,596 (2012), and (iii) $298,682 (2013), which include housing allowances of $217,599 (2012), and $219,915 (2013), relocation benefits of $42,271 (2012), and $3,919 (2013), and other allowances (including allowances for home leave, utilities, and a goods and services differential to make up for the difference in prices between the home and host locations) of $70,726 (2012), and $74,849 (2013). Reflects a £/$ exchange rate as of the date paid, received or allocated.
(d)	Amounts represent Company-paid tax payments relating to expatriate and relocation benefits in connection with Mr. De Shon’s long-term assignment to the United Kingdom as President, EMEA.

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EXECUTIVE COMPENSATION

Perquisites Table

Name	Year	Personal Use of Company Aircraft ($)(a)	Financial Services ($)(b)	Car ($)(c)	Total Perquisites ($)(d)(e)
Mr. Nelson	2013 2012 2011	67,896 113,921 39,991	14,019 14,000 14,000	24,536 13,230 11,034	114,701 149,276 70,025
Mr. Wyshner	2013 2012 2011	25,258 9,133 13,919	12,414 11,970 11,970	20,000 20,000 20,000	57,672 41,103 48,289
Mr. Gartland	2013 2012 2011	22,500 51,540 12,119	12,414 12,863 14,420	20,000 20,000 16,923	58,164 87,528 46,387
Mr. De Shon	2013 2012 2011	0 0 0	11,254 10,855 11,645	21,823 27,352 14,750	36,327 41,332 29,320
Mr. Siniscalchi	2013 2012	0 0	12,414 11,970	11,250 11,250	28,959 27,920
(a)	Under the Company Aircraft Policy in effect as of December 31, 2011, our CEO has reasonable non-business access to leased jet services, subject to prevailing market practices. Our other NEOs may also use the leased jet services for personal use, at the discretion of our CEO. The incremental cost of personal use of the leased jet services was calculated based on the contracted per hour cost, which includes flight-specific direct operating costs such as standard fuel, maintenance, repairs, catering and miscellaneous fees such as variable fuel surcharge as applicable, international fees for travel outside the U.S., and a 7.5% Federal excise tax (only applicable through March 2012). Since the aircraft is leased primarily for business travel, fixed costs, such as crew salaries, training, hangaring, insurance and services support are not included. Spouses of NEOs are occasionally additional passengers on business flights provided by our leased jet services. In such cases, there is no incremental cost to the Company, and as a result, no amount is reflected in the table.
(b)	For Mr. Nelson, represents reimbursement for financial services provided by an approved outside vendor up to a maximum of $12,000. For the other NEOs, represents actual costs we incurred for financial services, including tax return preparation, financial planning and estate planning. Amounts also include Company-paid premiums in connection with a group excess liability umbrella insurance policy, which for 2013 were $2,019 for Mr. Nelson and $1,009 for our other NEOs.
(c)	Represents the annual lease value of a Company-provided car, or annual car allowance. All of our NEOs participate in the Company’s employee auto insurance program and employee car lease program; however, no amounts are included for these programs as the Company does not incur any incremental cost associated with these programs. For Mr. De Shon, 2013 amount represents the value for personal use of taxi or car service in lieu of a Company-provided car and reflects a 12-month average £/$ exchange rate.
(d)	For Mr. Nelson, includes: (i) annual dues paid by the Company for a corporate private club membership used primarily for Company-sponsored meetings; however, no amounts are included for occasional personal use of this membership by Mr. Nelson as the Company does not incur any incremental cost associated with any such personal use; and (ii) discretionary matching contributions made by The Avis Budget Group Charitable Foundation of $5,000.
(e)	Amounts include payments for annual physical examinations (annual costs for any NEO did not exceed $5,295 for 2011, 2012 or 2013).

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table

		Grant/ Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)(c)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)(d)
Name	Award Type		Threshold ($)(a)	Target ($)(a)	Maximum ($)(a)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
Mr. Nelson	Bonus	—	431,250	1,725,000	3,450,000
	Time-based	1/23/2013							49,528	0	0	1,049,994
	Performance-	1/23/2013				28,892	115,566	173,350				2,971,202
	based
Mr. Wyshner	Bonus	—	170,192	680,769	1,361,539
	Time-based	1/23/2013							28,302	0	0	600,002
	Performance-	1/23/2013				14,151	28,302	42,453				689,437
	based
Mr. Gartland	Bonus	—	170,192	680,769	1,361,539
	Time-based	1/23/2013							28,302	0	0	600,002
	Performance-	1/23/2013				14,151	28,302	42,453				689,437
	based
Mr. De Shon	Bonus	—	170,192	680,769	1,361,539
	Time-based	1/23/2013							28,302	0	0	600,002
	Performance-	1/23/2013				14,151	28,302	42,453				689,437
	based
Mr. Siniscalchi	Bonus	—	129,038	516,154	1,032,308
	Time-based	1/23/2013							23,585	0	0	500,002
	Performance-	1/23/2013				11,793	23,585	35,377				574,531
	based
(a)	A discussion of 2013 annual incentives is included in “Compensation Discussion and Analysis” (the “CD&A”). The amounts earned for 2013 annual incentives are set forth in the Summary Compensation Table.
(b)	For Mr. Nelson, represents both awards of PSUs and PCUs. Mr. Nelson’s PSUs and PCUs will vest on January 23, 2016, subject to continued employment through January 27, 2015 and attainment of performance goals based on Relative TSR (as defined in the CD&A). PCUs are payable in cash upon vesting in an amount equal to the number of units that vest multiplied by the 90-day average closing stock price prior to the vesting date. For our other NEOs, represents PSUs, which vest on the third anniversary of the date of grant, subject to continued employment and the achievement of the performance goals described in the CD&A. Awards are further discussed under “Long-Term Incentive Awards” in the CD&A.
(c)	For Mr. Nelson, represents awards of both RSUs and RCUs, which are scheduled to be settled on January 23, 2016, subject to continued employment through January 27, 2015. RCUs are generally payable upon vesting in cash in an amount equal to the number of units that vest multiplied by the 90-day average closing stock price prior to the vesting date. For our other NEOs, represents awards of RSUs which vest in equal installments on each of the first three anniversaries of the date of grant, subject to continued employment.
(d)	Assumptions used in the calculation of the grant date fair value of the awards are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2013, included in our 2013 Form 10-K. The grant date value of the performance-based awards assuming attainment of the highest performance conditions are: for Mr. Nelson, $3,675,020; Mr. Wyshner, $900,004; Mr. Gartland, $900,004; Mr. De Shon, $900,004; and Mr. Siniscalchi, $749,992.

32	2014 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options(#)	Options Exercise Price ($)(b)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(q)
Mr. Nelson Mr. Nelson Mr. Nelson Mr. Nelson Mr. Nelson Mr. Nelson Mr. Nelson	1/23/13 8/3/12 1/26/11 1/27/10 1/27/10 1/28/09 1/28/09	96,000 212,500 212,500	64,000		11.53 0.79 0.79	1/27/20 1/28/19 1/28/19	49,528(c) 69,216(d)	1,796,876 2,511,156	115,566(i) 161,502(j) 93,326(k) 300,000(l)	4,192,734 5,859,293 3,772,237 12,126,000

Mr. Wyshner Mr. Wyshner Mr. Wyshner Mr. Wyshner Mr. Wyshner Mr. Wyshner Mr. Wyshner Mr. Wyshner	1/23/13 1/25/12 1/25/12 1/26/11 1/28/09 1/28/09 4/26/05 6/3/04	22,500 60,000 3,104 2,871			0.79 0.79 30.04 33.26	01/28/19 01/28/19 4/26/15 6/3/14	28,302(e) 27,778(f) 11,582(g)	1,143,967 1,122,787 468,144	28,302(m) 138,889(n) 41,667(o) 34,746(p)	1,143,967 5,613,893 1,684,180 1,404,433

Mr. Gartland Mr. Gartland Mr. Gartland Mr. Gartland Mr. Gartland Mr. Gartland	1/23/13 1/25/12 1/25/12 1/26/11 1/28/09 1/28/09	5,000 5,000			0.79 0.79	1/28/19 1/28/19	28,302(e) 27,778(f) 8,687(g)	1,143,967 1,122,787 351,129	28,302(m) 138,889(n) 41,667(o) 26,060(p)	1,143,967 5,613,893 1,684,180 1,053,345

Mr. De Shon Mr. De Shon Mr. De Shon Mr. De Shon Mr. De Shon	1/23/13 1/25/12 1/25/12 1/26/11 1/28/09	25,000			0.79	1/28/19	28,302(e) 27,778(f) 8,687(g)	1,143,967 1,122,787 351,129	28,302(m) 138,889(n) 41,667(o) 26,060(p)	1,143,967 5,613,893 1,684,180 1,053,345

Mr. Siniscalchi Mr. Siniscalchi Mr. Siniscalchi Mr. Siniscalchi Mr. Siniscalchi Mr. Siniscalchi	1/23/13 1/25/12 1/25/12 1/26/11 1/28/09 6/3/04	5,000 1,700			0.79 33.26	1/28/19 6/3/14	23,585(e) 23,148(f) 8,339(g)	953,306 935,642 337,062	23,585(m) 69,444(n) 34,722(o) 16,678(p)	953,306 2,806,926 1,403,463 674,125
(a)	Represents stock options that were granted to Mr. Nelson in 2010, which vest in equal installments on January 27, 2014 and 2015.
(b)	For stock option awards granted in 2004 and 2005, represents the fair-market value of our Common Stock on the date of the grant as approved by the Cendant Compensation Committee, adjusted for (i) the spin-offs of former subsidiaries PHH, and Realogy and Wyndham in 2005 and 2006, respectively, and (ii) a 1-for-10 reverse stock split in 2006. For option awards granted in 2009 and 2010, represents the fair-market value of our Common Stock on the date of grant as approved by the Committee on the date of grant.
(c)	Represents 24,764 RSUs and 24,764 RCUs, which are scheduled to vest on January 27, 2015, subject to continued employment. Payable on January 23, 2016.
(d)	Represents 34,608 RSUs and 34,608 RCUs, which are scheduled to vest on January 27, 2015, subject to continued employment.
(e)	Represents outstanding RSUs, which are scheduled to vest in three equal installments on January 23, 2014, 2015 and 2016, subject to continued employment.
(f)	Represents outstanding RSUs, which are scheduled to vest in two equal installments on January 25, 2014 and 2015, subject to continued employment.
(g)	Represents outstanding RSUs, with a scheduled vesting date of January 26, 2014.
(h)	For RSUs, values are based on the closing price of our Common Stock on December 31, 2013 of $40.42. For RCUs, values are based on the average 90-trading day closing stock price on December 31, 2013 of $32.14.
(i)	Represents 57,783 PSUs and 57,783 PCUs, which vest from a threshold of 25% to a maximum of 150% on January 23, 2016, subject to continued employment through January 27, 2015.
(j)	Represents 80,751 PSUs and 80,751 PCUs, which vest from a threshold of 25% to a maximum of 150% on January 27, 2015, subject to continued employment.
(k)	Represents two tranches of 46,663 PSUs, which are scheduled to vest from a threshold of 50% to a maximum of 100%, on January 26, 2014 and 2015, subject to continued employment.

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EXECUTIVE COMPENSATION

(l)	Represents two tranches of 150,000 PSUs, which are scheduled to vest from a threshold of 50% to a maximum of 100% on January 27, 2014 and 2015.
(m)	Represents PSUs, which are scheduled to vest from a threshold of 50% to a maximum of 150% on January 23, 2016.
(n)	Represents PSUs, which are scheduled to vest from a threshold of 37.5% to a maximum of 100% on January 25, 2015.
(o)	Represents PSUs, which are scheduled to vest from a threshold of 50% to a maximum of 100% on January 25, 2015.
(p)	Represents PSUs, which are scheduled to vest from a threshold of 50% to a maximum of 100% on January 26, 2014.
(q)	For PSUs, values are based on the closing price of our Common Stock on December 31, 2013 of $40.42. For PCUs, values are based on the average 90-trading day closing stock price on December 31, 2013 of $32.14.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(a)	Value Realized on Exercise ($)(b)	Number of Shares Acquired on Vesting (#)(c)	Value Realized on Vesting ($)(d)
Mr. Nelson	441,328	2,190,032	150,000	3,298,500
Mr. Wyshner	191,548	4,005,129	83,291	1,831,569
Mr. Gartland	175,000	4,832,250	65,942	1,450,065
Mr. De Shon	100,000	2,601,419	65,942	1,450,065
Mr. Siniscalchi	75,000	2,124,387	40,236	895,728
(a)	Represents the exercise of stock options granted in 2009 with an exercise price of $0.79 for Messrs. Gartland, De Shon and Siniscalchi. For Mr. Nelson and Mr. Wyshner, includes the settlement of SSARs with an exercise price of $24.40, which were granted in 2006 and scheduled to expire in 2013. For Mr. Nelson, also includes the exercise of stock options with an exercise price of $18.8163, which were granted in 2003 and scheduled to expire in 2013. For Mr. Wyshner, also includes the exercise of stock options granted in 2009 with an exercise price of $0.79. For all exercises attributable to Mr. Nelson, represents awards that were transferred to a family trust.
(b)	The value represents the difference between the price of our Common Stock at the time of exercise and the exercise price.
(c)	Includes vesting of 33% of RSUs granted to Messrs. Wyshner, Gartland, De Shon and Siniscalchi, 100% of PSUs granted to Messrs. Wyshner, Gartland, De Shon and Siniscalchi, and 25% of PSUs granted to Mr. Nelson in 2010; vesting of 33% of RSUs granted for Messrs. Wyshner, Gartland, De Shon and Siniscalchi in 2011; and vesting of 33% of RSUs granted to Messrs. Wyshner, Gartland, De Shon and Siniscalchi in 2012.
(d)	Values are based on the closing price of our Common Stock on the date of vesting.

Pension Benefits Table

Name	Plan Name (a)	Number of Years of Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year ($)
Mr. Siniscalchi	Avis Rent A Car System, LLC Pension Plan	42 years, 4 months as of 12/31/13	713,985	—
Mr. Siniscalchi	Avis Rent A Car System, LLC Retirement Equalization Benefit Plan	42 years, 4 months as of 12/31/13	65,552	—
(a)	Avis froze its qualified and non-qualified defined benefit pension plans to new participation and future benefit accruals as of December 31, 1998. Mr. Siniscalchi is the only NEO who participated in these plans. Prior to December 31, 1998, Mr. Siniscalchi earned the right to receive certain benefits upon retirement at the retirement age of 65 or upon early retirement on or after age 55. For a discussion of the calculation of retirement benefits, please see Note 18 to our audited financial statements for the fiscal year ended December 31, 2013, included in our 2013 Form 10-K.

The Avis Rent A Car System, LLC Pension Plan is a qualified, final average pay type of retirement plan that pays unreduced benefits upon attainment of age 65. The retirement benefit is calculated by multiplying years of credited service and final average pay (five highest consecutive years earnings in the ten years immediately preceding the December 31, 1998 plan freeze date) and reducing that amount by a portion of estimated Social Security old age benefits payable at age 65. The normal form of payment is a 50% joint and survivor annuity (assuming the participant is married at the time benefit payments commence). Alternate forms of annuity payments and a lump-sum option may be selected, if approved by the spouse.

The Avis Rent A Car System, LLC Retirement Equalization Benefit Plan is a non-qualified Supplemental Executive Retirement Plan. Payments under the retirement plan are calculated by using the same formula that applies to the qualified plan except that final average earnings under the non-qualified plan are those earnings, prior to the December 31, 1998 plan freeze date that exceeded the limitations imposed by Section 415 of the Code. As with the qualified plan, unreduced benefits are payable upon the attainment of age 65. The normal form of payment under the Supplemental Executive Retirement plan is a single life annuity. Actuarially equivalent optional forms of payment are available.

34	2014 Proxy Statement

EXECUTIVE COMPENSATION

Non-qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)
Mr. Nelson	178,710	178,710	43,226	(418,291)	539,733
Mr. Wyshner	79,006	79,006	97,622	(79,672)	476,821
Mr. Gartland	83,758	83,758	47,138	0	385,422
Mr. De Shon	15,264	15,264	28,392	0	154,597
Mr. Siniscalchi	40,260	40,260	(2,020)	0	78,500
(a)	Under the deferred compensation plan, participants can elect to defer a maximum of 80% of base salary and 98% of annual cash incentives. The agreements between participants and the Company must provide that the deferrals under the plan are (1) irrevocable; (2) agreed to before the compensation is earned; and (3) for a specified length of time. Amounts deferred by participants, as well as any matching contributions made by the Company, are typically contributed to a rabbi trust established for the purpose of holding plan assets. Participants may allocate deferrals to one or more deemed investments under the plan, which may include a deemed investment in the Company’s Common Stock. Matching contributions may be subject to such distribution provisions as determined from time to time; however, all of a participant’s accounts under this plan will be distributed in the event of a change in control (as defined in the deferred compensation plan) or in the event that the participant’s service with us terminates as a result of death or disability. A participant in this plan may elect a single lump-sum payment of his or her account, or may elect installments over a period of up to 10 years; however, the participant’s entire account balance will be paid in a single lump-sum following a change in control.
(b)	The Company provides matching contributions for its NEOs up to a cap of 6% of base salary and annual incentive, as applicable.
(c)	All participant deferrals and matching contributions are immediately vested and are held in a grantor trust. Under this arrangement, the Company takes no tax deduction, and the beneficiaries pay no tax on contributions to the trust until amounts are paid. Although funds are potentially subject to the employer’s creditors, they are inaccessible to present and future management until payment is required to be made in accordance with the terms of the plan.
(d)	Amounts represent ordinary course distributions pursuant to prior payment elections made by the NEOs in accordance with the terms and conditions of the applicable plan (as further discussed in note (a) above).
(e)	Represents total trust assets accumulated for all periods of plan participation through the end of 2013. The aggregate balance is the sum of all participant and registrant contributions and investment earnings less any withdrawals or distributions.

Employment Agreements and Other Arrangements

Each NEO is employed by us pursuant to a written agreement of employment or has a severance agreement, as summarized below and discussed under “Employment and Change of Control Agreements; Severance Arrangements.”

Mr. Nelson

On January 27, 2010, the Company amended and restated its employment agreement with Mr. Nelson. In addition to providing for a minimum base salary of $1.0 million (pursuant to Committee discretion such salary has been increased to $1.15 million), and employee benefit plans generally available to our executive officers, the amended agreement generally provides Mr. Nelson and his dependents with continuation of certain health and welfare benefits until he reaches (or would have reached) age 75. Mr. Nelson’s agreement also provides for an annual incentive award with a target amount equal to 150% of his base salary, subject to attainment of performance goals. If Mr. Nelson’s employment with the Company is terminated by the Company without “Cause” or due to a “Constructive Discharge” (as summarized below), Mr. Nelson generally will be entitled to a lump-sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus, and accelerated vesting of certain equity awards.

Currently, either the Board of Directors or Mr. Nelson may elect to transition him to serve solely as Chairman of the Board. If Mr. Nelson so elects, a fifty percent (50%) salary and bonus reduction will be imposed. If the Board so elects, such salary reduction will be made in specified increments over the remaining term, based on the year in which such election is made.

Following a “Change in Control” (as described below) of the Company, the long-term incentives granted to Mr. Nelson generally will become fully vested if Mr. Nelson’s employment with the Company is terminated without “Cause” or due to a “Constructive Discharge.” The amended employment agreement provides for post-termination non-competition and non-solicitation covenants that will last for one year following Mr. Nelson’s completion of the full five-year employment term, subject to certain exceptions, or for two years from the date of termination if Mr. Nelson’s employment is terminated earlier for any reason.

Mr. Wyshner

On January 27, 2012, the Company amended and restated its employment agreement with Mr. Wyshner.

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EXECUTIVE COMPENSATION

In addition to providing for a minimum base salary of $600,000 (pursuant to Committee discretion such salary has been increased to $700,000), and employee benefit plans generally available to our executive officers, Mr. Wyshner’s agreement provides for an annual incentive award with a target amount equal to 100% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards, upon such terms and conditions as determined by our Board of Directors or the Committee. Mr. Wyshner’s agreement provides that if his employment with us is terminated by us without “Cause” or due to a “Constructive Discharge” (as described below), he will be entitled to a lump-sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus. In addition, in this event, all of Mr. Wyshner’s then-outstanding equity awards will become fully vested. Mr. Wyshner’s agreement provides for post-termination non-competition and non-solicitation covenants which will last for two years following Mr. Wyshner’s employment with us.

Messrs. Gartland, De Shon and Siniscalchi

Severance agreements for Messrs. Gartland, De Shon and Siniscalchi provide that if employment is terminated by us other than for “Cause” (as described below), disability or death, the executive will receive a lump-sum severance payout equal to 200% of the sum of base salary plus target incentive bonus, and perquisites to include car usage, financial planning and health coverage for a period of 24 months. In addition, in connection with such terminations, the agreements also generally provide for accelerated vesting on termination of the stock-based awards which would have vested in accordance with their original vesting schedule by the two-year anniversary of termination of employment. However, such awards that are intended to be performance-based compensation for purposes of 162(m) of the Code will instead remain outstanding following such terminations and become vested or be forfeited based on actual achievement of the applicable performance goals during the two-year period following such terminations. For more detail on the foregoing severance agreements, please see the section above captioned “Severance Agreements for Regional Presidents.” Severance is contingent upon execution of a separation agreement containing a release of claims against the Company and non-competition covenants.

As previously noted, no NEO is entitled to any tax gross-up or other payments for any “golden parachute” excise taxes, interest or penalties.

Certain Defined Terms

For all our NEOs:

“Cause” is defined in the agreement for each NEO and generally includes the willful failure to substantially perform duties, any act of fraud, embezzlement or similar conduct and conviction of a felony.

For Mr. Nelson:

“Constructive Discharge” generally means (a) any material failure of the Company to fulfill its obligations under the employment agreement or any material diminution to Mr. Nelson’s duties and responsibilities, (b) the business office is relocated to any location that increases his one-way commute by more than 30 miles or to New York City and such relocation constitutes a material negative change to Mr. Nelson’s employment relationship, (c) Mr. Nelson is not the Chief Executive Officer and the most senior executive officer of the Company or does not report directly to the Board, or (d) Mr. Nelson is not elected to serve on the Board or to serve as Chairman of the Board, for any reason other than resignation (excluding any resignation resulting from the failure to satisfy any majority voting requirement), unwillingness to serve, termination for Cause, or termination as a result of death or disability or, in the case of failing to serve as Chairman of the Board, any failure resulting from a requirement of any applicable law that the Chief Executive Officer and the Chairman of the Board be separate individuals.

For Mr. Wyshner:

“Constructive Discharge” generally means (a) any material failure of the Company to fulfill its obligations under the employment agreement or any material diminution to Mr. Wyshner’s duties and responsibilities, including Mr. Wyshner ceasing to be an executive officer of a public company, (b) the business office is relocated more than 30 miles from Parsippany, New Jersey, (c) Mr. Wyshner is not the most senior financial officer of the Company, or (d) the failure of a successor to the Company to assume the employment agreement.

36	2014 Proxy Statement

EXECUTIVE COMPENSATION

Discussion of Change-in-Control Provisions

Equity Awards

The Company’s Amended and Restated 2007 Equity and Incentive Plan provides that equity awards accelerate following a Change in Control (as defined in the 2007 Equity and Incentive Plan) of the Company only if a participant is also terminated without cause or experiences a constructive discharge within two years following a Change in Control.

Under the 2007 Equity and Incentive Plan “Change in Control” is generally defined as: (a) any person or entity is or becomes the “beneficial owner” of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (b) a change in the majority of the members of the Board; (c) there is a merger or consolidation of the Company; or (d) stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is a sale or disposition by the Company of all or substantially all of the Company’s assets.

Severance

Severance payments are described above, none of which are payable solely due to a Change in Control (as defined above).

2014 Proxy Statement	37

EXECUTIVE COMPENSATION

Termination, Severance and Change of Control Arrangements

The table below shows the potential severance payments for each NEO as of December 31, 2013. All payments are contingent on the executive’s termination of employment and/or the identified triggering events.

Name and Triggering Event(a)	Lump-Sum Severance Payment ($)(b)	Accelerated Vesting of Stock-based Awards ($)(c)	Continuation of Benefits and Perquisites ($)(d)	Total ($)
Mr. Nelson
Resignation or Termination by Company for Cause	0	0	261,376	261,376
Termination due to Death or Disability	1,725,000	32,107,256	329,796	34,162,052
Termination by Company without Cause or due to Constructive Discharge	8,596,250	32,107,256	329,796	41,033,302
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	8,596,250	32,107,256	329,796	41,033,302
Change of Control Transaction without Termination	0	0	0	0

Mr. Wyshner
Resignation or Termination by Company for Cause	0	0	0	0
Termination due to Death or Disability	700,000	12,581,372	86,297	13,367,669
Termination by Company without Cause or due to Constructive Discharge	4,186,000	12,581,372	86,297	16,853,669
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	4,186,000	12,581,372	86,297	16,853,669
Change of Control Transaction without Termination	0	0	0	0

Mr. Gartland
Resignation or Termination by Company for Cause	0	0	0	0
Termination due to Death or Disability	740,337	12,113,268	0	12,853,604
Termination by Company without Cause	2,800,000	10,587,979	83,255	13,471,234
Change of Control Transaction and Termination by Company without Cause	2,800,000	12,113,268	83,255	14,996,523
Change of Control Transaction without Termination	0	0	0	0

Mr. De Shon
Resignation or Termination by Company for Cause	0	0	0	0
Termination due to Death or Disability	816,923	12,113,268	0	12,930,191
Termination by Company without Cause	2,800,000	10,587,979	90,905	13,478,883
Change of Control Transaction and Termination by Company without Cause	2,800,000	12,113,268	90,905	15,004,172
Change of Control Transaction without Termination	0	0	0	0

Mr. Siniscalchi
Resignation or Termination by Company for Cause	0	0	0	0
Termination due to Death or Disability	522,606	8,063,830	0	8,586,436
Termination by Company without Cause	2,080,000	6,792,743	70,871	8,943,614
Change of Control Transaction and Termination by Company without Cause	2,080,000	8,063,830	70,871	10,214,702
Change of Control Transaction without Termination	0	0	0	0
(a)	Descriptions of the terms “Cause” and “Constructive Discharge” are provided above under the section captioned “Employment Agreements and Other Arrangements—Certain Defined Terms.”
(b)	The lump-sum severance payments, other than due to death or disability, were calculated based on each executive’s base salary and target annual incentive as of December 31, 2013 and multiplied by 299% or 200% as applicable. Severance due to death and disability is calculated based on target annual incentives for NEOs with employment agreements and based on actual annual incentives for NEOs with severance agreements.

38	2014 Proxy Statement

EXECUTIVE COMPENSATION

(c)	The values of stock-based awards were calculated assuming accelerated vesting as of December 31, 2013 and based on the closing price of our Common Stock of $40.42. The value for the restricted cash units awarded to Mr. Nelson in 2012 and 2013 was calculated using the average 90-trading day closing stock price ending on December 31, 2013 of $32.14. The value for all performance-based awards was calculated assuming target vesting. Descriptions of the accelerated vesting provisions are provided under “Employment Agreements and Other Arrangements.” Amounts for Messrs. Gartland, De Shon and Siniscalchi are reflective of changes to their severance arrangements with the Company, which were approved by the Committee in fourth quarter 2013.
(d)	For Mr. Nelson, reflects the continuation of benefit plans he participates in until age 75 in the event of a “Resignation or Termination by the Company for Cause” and all other amounts in the “Continuation of Benefits and Perquisites” column include the continuation of such benefits and 24 months of continued car benefits and financial planning. For the other NEOs, reflects 24 months of continued health, dental and car benefits and financial planning.

2014 Proxy Statement	39

2013 DIRECTOR COMPENSATION

Non-employee directors are compensated for their service on the Board as described below.

Annual Compensation

For 2013, our directors received an annual director retainer of $180,000. To reflect their additional responsibilities, the Presiding Director and the chairs and members of each of the Audit, Compensation, Corporate Governance and Executive Committees, respectively, received additional annual retainers as set forth below:

Annual Retainers ($)
Presiding Director	20,000
Audit Committee Chair	20,000
Audit Committee Member	10,000
Compensation Committee Chair	15,000
Compensation Committee Member	7,500
Corporate Governance Committee Chair	10,000
Corporate Governance Committee Member	5,000
Executive Committee Member	8,000

Director compensation is paid quarterly, 50% in cash and 50% in equity, subject to a cap of 7,500 shares per quarter (the “Stock Award Cap”). Under the Company’s deferred compensation plan applicable to non-employee directors, a director may elect to defer any or all of the cash portion of his or her compensation and direct such deferred amounts among a pre-selected group of investment options similar to those available in the deferred compensation plan available to the NEOs. Directors may also elect to receive up to 100% of their compensation in the form of equity.

Under the Company’s deferred compensation plan applicable to non-employee directors, the equity portion of director compensation is automatically deferred into the form of deferred stock units. Such units convert on a one-on-one basis into the Company’s Common Stock upon termination of service, a change in control, or at a different time based on a director’s election. In lieu of the default treatment of the equity portion of the director compensation discussed above, directors may elect to receive the equity portion of their compensation in the form of the Company’s Common Stock on each quarterly payment date.

Directors do not receive any meeting fees or any benefits such as life or medical insurance. Members of the Board who are also officers or employees of our Company do not receive compensation for serving as directors, other than reimbursement of travel-related expenses for meetings held outside the Company’s headquarters. Directors are eligible for matching of charitable contributions through the Avis Budget Group Charitable Foundation. Directors are also eligible to purchase vehicles through the auto lease program we make available to our employees; however, such purchases do not result in an associated incremental cost to the Company.

Stock Ownership Guidelines

Minimum stock ownership guidelines require each non-employee director to acquire and hold designated levels of our Company’s stock. Under such guidelines, our non-employee directors are required to retain a minimum of 50% of the net shares (net of taxes) awarded in connection with their director compensation, until reaching an ownership threshold of five times the annual cash retainer. Given the mandatory hold provision until the threshold is obtained, there is no specified deadline for achieving designated thresholds. For purposes of non-employee director stock ownership guidelines, stock ownership is defined to include stock owned by the director directly, stock owned indirectly through the Company’s deferred compensation plan applicable to non-employee directors, and the “in-the-money” portion of vested stock options. All directors with more than one year of Board service have exceeded such minimum ownership threshold.

40	2014 Proxy Statement

2013 DIRECTOR COMPENSATION

2013 Director Compensation Table

Name of Director	Fees Earned or Paid In Cash ($)(a)(d)	Stock Awards ($)(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
Cathcart, Alun (e)	90,000	89,987	—	5,000	184,987
Choksi, Mary C.	97,500	97,504	—	5,000	200,004
Coleman, Leonard S.	108,750	108,747	—	5,000	222,497
Edelman, Martin L (f)	23,500	23,506	—	5,000	52,006
Fox, Jeffrey H. (g)	37,500	37,488	—	5,000	79,988
Hardy, John D.	97,500	97,504	—	5,000	200,004
Krominga, Lynn	98,750	98,750	—	5,000	202,500
Mestre, Eduardo G.	—	185,991	—	5,000	190,991
Salerno, F. Robert (e)	94,000	94,012	—	5,000	193,012
Sweeney, Stender E.	102,500	102,494	—	5,000	209,994
(a)	The cash portion of fees paid represents: 50% of the annual retainer and 50% of committee chair and membership stipends. Directors may elect to defer some or all fees earned or paid in cash under the Company’s deferred compensation plan applicable to non-employee directors. For 2013, the following directors elected to defer their 2013 cash compensation: Mr. Mestre deferred all such fees and elected to receive such fees in the form of deferred stock units; and Mr. Sweeney deferred all such fees and elected to direct his deferred cash compensation into investment options selected from those offered under the deferred compensation plan.
(b)	The stock awards represent: 50% of the annual retainer and 50% of committee chair and membership stipends. Such amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The number of deferred stock units to be received pursuant to the equity portion of the retainer or any other compensation to be paid in the form of equity is equal to the value of the compensation being paid in the form of equity, divided by the fair market value of the Common Stock on the date of grant. For 2013, directors had the opportunity to receive the equity portion of their compensation in the form of the Company’s Common Stock on each quarterly payment date. Ms. Krominga made such an election with respect to the equity portion of her 2013 director compensation.
Outstanding stock awards at fiscal year-end are as follows: for Mr. Cathcart, 17,045 deferred stock units; for Ms. Choksi, 54,770 deferred stock units; for Mr. Coleman, 67,048 deferred stock units; for Mr. Fox, 1,235 deferred stock units; for Mr. Hardy, 54,075 deferred stock units; for Ms. Krominga, 53,906 deferred stock units; for Mr. Mestre, 53,851 deferred stock units; for Mr. Salerno, 8,658 deferred stock units; and for Mr. Sweeney, 91,711 deferred stock units.
(c)	As described above, Mr. Sweeney elected to defer the cash portion of his 2013 director compensation into certain investment options available under the deferred compensation plan. There were no above-market or preferential earnings in 2013 as any earnings were market-based, consistent with the investment options selected by Mr. Sweeney.
(d)	Represents discretionary matching contributions available through The Avis Budget Group Charitable Foundation.
(e)	In addition to the compensation reflected above, Messrs. Salerno and Cathcart were also paid the following amounts in 2013, which were previously earned and accrued during their prior employment with the Company and Avis Europe, respectively:

Avis Rent A Car System, LLC Pension Plan (Mr. Salerno)	$40,597
Avis Rent A Car System, LLC Retirement Equalization Benefit Plan (Mr. Salerno)	$59,074
Avis U.K. Pension Plan (Mr. Cathcart)	$553,423	*
*	Reflects a £/$ exchange rate as of December 31, 2013 of 1.6495.
(f)	Mr. Edelman resigned effective March 15, 2013.
(g)	Mr. Fox joined the Board effective July 30, 2013.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised entirely of independent directors and administers the Company’s executive compensation policies and programs. Leonard S. Coleman has served as a member of our Compensation Committee since August 2006. Lynn Krominga has served as a member of our Compensation Committee since January 2007. John D. Hardy, Jr. has served as a member of our Compensation Committee since April 2008. None of these Directors were officers or employees of the Company or any of the Company’s subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K during 2013 or before.

2014 Proxy Statement	41

REPORT OF AUDIT COMMITTEE

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon.

In performing its oversight function, the Audit Committee discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed under the rules adopted by the PCAOB.

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required from the independent auditors by applicable requirements of the PCAOB.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the evaluations of the Company’s internal controls.

Based on the reviews and discussions referred to above and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The Audit Committee also has recommended the selection of the Company’s independent registered public accounting firm for fiscal year 2014.

THE AUDIT COMMITTEE

Stender E. Sweeney, Chairman

Mary C. Choksi

Lynn Krominga

42	2014 Proxy Statement

PROPOSALS TO BE VOTED ON AT MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors has nominated Mses. Choksi and Krominga and Messrs. Cathcart, Coleman, Fox, Hardy, Mestre, Nelson, Salerno and Sweeney to be elected at the Meeting to serve as directors for a one-year term ending at the 2015 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. All of the nominees for director are incumbent nominees and were each elected for one-year terms at the 2013 annual meeting, other than Mr. Fox, who joined the Board in July 2013. For certain information regarding each nominee, see “Board of Directors—Biographical Information for Nominees” above.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee should become unavailable to serve, proxies may be voted for another person designated as an alternative by the Board or the Board may reduce the number of directors in accordance with the Company’s Amended and Restated Certificate of Incorporation and by-laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH NOMINEE AS A DIRECTOR.

2014 Proxy Statement	43

PROPOSALS TO BE VOTED ON AT MEETING

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF AUDITORS

Deloitte & Touche LLP has been appointed by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2014. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of stockholders.

Principal Accounting Firm Fees. Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2013 and 2012 were as follows:

	Fee (in millions)
Type of Fees	2013	2012
Audit Fees	$7.8	$7.0
Audit-Related Fees	$1.9	$1.8
Tax Fees	$3.9	$5.1
All Other Fees	$0	$0

Audit Fees. The aggregate audit fees primarily relate to the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 and for the reviews of the consolidated condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q and for other attest services, including services related to regulatory and statutory filings and financings.

Audit-Related Fees. The aggregate audit-related fees for 2013 and 2012 primarily relate to services in connection with due diligence pertaining to potential transactions or investments and audits of employee benefit plans.

Tax Fees. The aggregate fees billed for tax services for the fiscal years ended December 31, 2013 and 2012 relate to tax compliance, tax advice and tax planning. For the fiscal year ended December 31, 2013, approximately $2.9 million of such fees related to tax compliance and approximately $1.0 million related to tax advice and tax planning. For the fiscal year ended December 31, 2012, approximately $4.1 million of such fees related to tax compliance and approximately $1.0 million related to tax advice and tax planning.

All Other Fees. There were no other fees for the fiscal years ended December 31, 2013 and 2012.

Approximately $1.4 million and $1.1 million of tax fees for 2013 and 2012, respectively, were related to the separation of our company in 2006. The Company was reimbursed for virtually all of such costs by two former subsidiaries of the Company.

The Audit Committee considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities’ independence. The Audit Committee has also adopted a policy prohibiting the Company from hiring the Deloitte Entities’ personnel who have been directly involved in performing auditing procedures or providing accounting advice to the Company within a specified period of time in any role in which such person would be in a position to influence the contents of the Company’s consolidated financial statements.

The Company’s Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, as described below.

All services performed by the independent registered public accounting firm in 2013 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) anticipated to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.

44	2014 Proxy Statement

PROPOSALS TO BE VOTED ON AT MEETING

Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, except for de minimis amounts under certain circumstances as described below, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee no later than the next regularly scheduled meeting for any interim approvals granted.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by the Deloitte Entities during 2013 and 2012 under such provision.

Although not required by the Company’s by-laws or otherwise, the Board of Directors is submitting for stockholder ratification the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2014.

2014 Proxy Statement	45

PROPOSALS TO BE VOTED ON AT MEETING

PROPOSAL NO. 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is asking its stockholders to approve an advisory resolution to approve the compensation of our named executive officers as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as described in this proxy statement.

This vote is advisory and therefore, it will not be binding on the Company, the Compensation Committee or our Board of Directors, nor will it overrule any prior decision or require the Board or the Compensation Committee to take any action. However, the Compensation Committee and our Board of Directors value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee and our Board of Directors will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

46	2014 Proxy Statement

PROPOSALS TO BE VOTED ON AT MEETING

PROPOSAL NO. 4

PROPOSAL TO APPROVE THE AVIS BUDGET GROUP, INC.

AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN

Introduction

In March 2014, the Board approved, subject to stockholder approval at the Annual Meeting, an amendment and restatement to the Avis Budget Group, Inc. Amended and Restated 2007 Equity and Incentive Plan (the “Plan”), initially approved by stockholders in 2007 and most recently amended and restated with stockholder approval in 2012, to:

•	increase the number of shares authorized for issuance under the Plan by 2,500,000 shares;

•	extend the term to May 23, 2024;

•

provide for annual limits on equity awards to non-employee directors of $1.0 million, and increase the limit on cash awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section162(m)”) to $10 million for any annual performance period; and

•

re-approve the material terms of the performance goals under the Plan for purposes of preserving the ability to grant awards to covered executives under the Plan that are intended to qualify as performance-based compensation that is deductible under Section 162(m).

Under Section 162(m), we must seek your approval at five-year intervals to preserve the federal income tax deduction. Failure to attain stockholder approval for this proposal, however, will not impact our ability to grant awards to covered executives under the Plan that are intended to qualify as performance-based compensation that is deductible under Section 162(m) until 2017.

Upon stockholder approval, the Plan will be renamed the “Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan” and the Plan will also be amended to require that dividends and dividend equivalents be deferred during any restricted period applicable to awards subject to the attainment of performance goals.

In recent years, we have grown organically as well as through acquisitions that provide profitable growth opportunities, most notably the acquisition of Avis Europe Plc in 2011 and more recently the acquisition of Zipcar, Inc., the world leader in car sharing, in 2013. Our Company’s growth over the past several years has led to a significant increase in shareholder value. Over the course of 2012 and 2013, our market capitalization more than doubled to over $4.0 billion driven by a more than 250% increase in our stock price, making us one of the top-performing U.S. stocks over that period. The Board believes the Company’s performance is due, in large part, to its highly engaged and service-focused employees and that our future success depends on our ability to attract and retain talented employees. The Board believes that equity awards can be a powerful recruiting and retention tool, while recognizing the need to be cognizant of the dilutive effect of such awards. The Board authorized a $200 million share repurchase program in 2013, and we repurchased 1.6 million shares of our Common Stock under such program last year. Share repurchases can have the effect of offsetting or neutralizing the impact of dilution from equity awards.

The Plan includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing of Under-water Options. The terms of the Plan do not allow for the repricing of “under-water” options, including the cancellation and reissuance of new options in exchange for stock options whose stock price is above the then-current fair value of the Company’s Common Stock.

•

No Share Recycling for Net Exercise or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under our plan.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Plan are automatically replenished.

•	No Automatic Grants. The Plan does not provide for automatic grants to any participant.

•

No Dividend Payments on Unearned Performance Awards. Dividends and dividend equivalents are required to be deferred during any restricted period applicable to awards subject to the attainment of performance goals.

2014 Proxy Statement	47

PROPOSALS TO BE VOTED ON AT MEETING

•

Limits on Equity Awards to Non-Employee Directors. The grant date fair value of awards granted to any individual non-employee director in any year cannot exceed $1.0 million, excluding awards in lieu of cash retainers and any stock dividends.

The text of the proposed amendment and restatement of the Plan is set forth in Annex A to this Proxy Statement, and the description of the Plan set forth herein is qualified in its entirety by reference to the text thereof. If approved by stockholders, the Plan, as amended, will become effective as of May 23, 2014. If we do not obtain requisite stockholder approval of the amended Plan, the current Plan (without giving effect to the proposed share increase, term extension or any of the other changes described above) will remain in effect.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our shares or our Common Stock that may be issued upon the exercise of options and restricted stock units under all of our existing equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excludes Restricted Stock Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(b)
Equity compensation plans approved by Company stockholders	4,734,867	2.82	6,023,674
Equity compensation plans not approved by Company stockholders	—	—	—
Total	4,734,867	2.82	6,023,674
(a)	The number of securities to be issued include options and other awards granted under the following plans approved by stockholders: the Amended and Restated 2007 Equity and Incentive Plan, the 1997 Stock Incentive Plan, the 1997 Stock Option Plan and the Directors Deferred Compensation Plan. The 1997 Stock Incentive Plan, the 1997 Stock Option Plan and the Directors Deferred Compensation Plan were each approved with respect to an initial allocation of shares.
(b)	The number of securities remaining available for future issuance under equity compensation plans represents 3,546,821 million shares available for issuance under the current Plan (without giving effect to any of the amendments described in this Proposal) and 2,476,853 million shares available for issuance under the 2009 Employee Stock Purchase Plan, which is a tax-qualified employee stock purchase plan under Section 423(b) of the Internal Revenue Code.

Summary of the Amended and Restated 2007 Equity and Incentive Plan

General

The Plan, initially adopted by the Board and approved by stockholders in 2007, was subsequently amended in 2009 and 2012 to increase the shares available for issuance. Such amendments were approved by stockholders.

The purpose of the Plan is to facilitate the attraction and retention of key executive talent critical to our long-term success, to tie a significant portion of executives’ compensation to the performance of the Company, including long-term performance, to align compensation with stockholder interests and to provide the Company with a strong long-term retention strategy.

The Plan provides for the grant of equity-based and other awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to our non-employee directors, executive officers and other key employees, consultants, independent contractors, and other individuals who perform services for the Company who are selected by our Compensation Committee for participation in the Plan. Currently, there are nine non-employee directors, nine executive officers, approximately 200 other key employees and no consultants, independent contractors or other individuals who perform services for the Company who receive equity-based awards, however, any of the individuals mentioned in the previous sentence may receive equity-based or other awards under the Plan in the future in the discretion of the Committee.

Under the Plan, the aggregate grant date fair value of all awards granted to any individual non-employee director in any calendar year shall not exceed $1.0 million (excluding awards made in lieu of cash retainers

48	2014 Proxy Statement

PROPOSALS TO BE VOTED ON AT MEETING

and any stock dividends payable in respect of outstanding awards).

The closing price of the Company’s Common Stock as of December 31, 2013 was $40.42.

Administration

The Plan is administered by our Compensation Committee, which has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Plan and any awards granted thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Where the vesting or payment of an award under the Plan is subject to the attainment of performance goals, the Compensation Committee is responsible for certifying that the performance goals have been attained. Neither the Compensation Committee nor our Board has the authority under the Plan to reprice, or to cancel and re-grant, any stock option or, if applicable, other award granted under the Plan, that would lower the exercise, base or purchase price without first obtaining the approval of our stockholders.

Equity Incentive Programs

Upon approval of the proposed amendment, we will have approximately 6.0 million shares available for future issuance under the Plan, comprised of the shares available for issuance under the current Plan (without giving effect to any of the amendments described in this proposal) plus the shares which will become authorized for issuance upon such approval. Including aggregate past grants under the current Plan, the maximum number of shares of Common Stock reserved for the grant of awards under the Plan would be 18.5 million upon approval of the proposed amendment, subject to adjustment as provided in the Plan.

The Plan places limits of the maximum amount of awards that may be granted to any participant in any plan year. Under the Plan, no participant may receive awards that cover in the aggregate more than 1.0 million shares in any plan year. Shares issued under the Plan may be authorized but unissued shares or treasury shares. Awards granted after June 2009, except options and stock appreciation rights, must be counted against the foregoing share limit as 1.18 shares for every one share actually issued in connection with such award.

If any shares subject to an award granted under the Plan are forfeited, cancelled or surrendered or if an award terminates or expires without a distribution of shares, those shares of Common Stock will again be available for awards under the Plan. Shares of stock that are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award (including shares underlying a stock appreciation right that are retained by the Company to account for the grant price of the stock appreciation right) are no longer available for awards under the Plan. In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of:

•	the number and kind of shares or other property that may thereafter be issued in connection with future awards;

•	the exercise price or purchase price of any outstanding award;

•	the performance goals applicable to outstanding awards; and

•	the maximum number of shares that can be issued to any one participant in any one year.

The Compensation Committee determines all of the terms and conditions of equity-based awards under the Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals. The performance goals that may be applicable to the equity incentive program under the Plan can be based on one or more of the following criteria, as more fully described in the Plan:

•	Return on total stockholder equity;

•	Earnings per share;

•	Net income (before or after taxes);

•	Earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

•	Sales or revenues;

•	Return on assets, capital or investment;

•	Market share;

•	Cost reduction goals;

•	Implementation or completion of critical projects or processes;

2014 Proxy Statement	49

PROPOSALS TO BE VOTED ON AT MEETING

•	Cash flow;

•	Gross or net profit margin;

•	Total stockholder return; and

•	Share price.

All performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other business unit, under one or more of the measures described above either on an absolute basis or relative to the performance of other entities. The Committee also has the authority to make adjustments to performance goals, including, but not limited to, in response to changes in applicable laws, regulations or accounting principles, to exclude the impact of restructuring, transaction costs, events not directly related to our operations or not within the reasonable control of management, and discontinued operations.

Stock Options and Stock Appreciation Rights

The terms and conditions of stock options and stock appreciation rights granted under the Plan are determined by our Compensation Committee and set forth in an award agreement. Stock options, granted under the Plan may be “incentive stock options,” or non-qualified stock options. A stock appreciation right confers on the participant the right to receive an amount, in cash or shares of our Common Stock, equal to the excess of the fair market value of a share of our Common Stock on the date of exercise over the exercise price of the stock appreciation right, and may be granted alone or in tandem with another award. The exercise price of a stock option or stock appreciation right granted under the Plan will not be less than the fair market value of our Common Stock on the date of grant. The exercise price of a stock appreciation right granted in tandem with a stock option will be the same as the stock option to which the stock appreciation right relates.

The vesting of a stock option or stock appreciation right is subject to such conditions as the Compensation Committee may determine, which may include the attainment of performance goals, but such vesting shall generally not occur prior to the first anniversary of the date of grant.

Restricted Stock

The terms and conditions of awards of restricted stock granted under the Plan are determined by our Compensation Committee and set forth in an award agreement. A restricted stock award granted under the Plan consists of shares of our Common Stock that may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the applicable award agreement or until such time as the restrictions applicable to the award lapse. Under the Plan, the Compensation Committee has the authority to determine the participants to whom restricted stock will be granted and the terms and conditions of restricted stock awards, including whether the lapse of restrictions applicable to the award will be subject to the attainment of one or more performance goals, but such lapse of restrictions shall generally not occur prior to the first anniversary of the date of grant.

Restricted Stock Units

A restricted stock unit is an award of a right to receive a share of our Common Stock. These awards are subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may impose at the date or grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including without limitation a specified period of employment or the satisfaction of pre-established performance goals), in such installments, or otherwise, as the Compensation Committee may determine but such lapse of restrictions shall generally not occur prior to the first anniversary of the date of grant.

Dividends

The Compensation Committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units), which may be deferred during the restricted period applicable to these awards, except that with respect to awards subject to performance goals, dividends or dividend equivalents shall be deferred during the restricted period applicable to these awards.

Other Cash and Equity-Based Awards

The Plan provides for other cash and equity-based awards, the form and terms of which will be as determined by the Compensation Committee, consistent with the purposes of the Plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals. The maximum amount that any participant may receive under a cash award under the Plan for any annual performance period is $10 million.

50	2014 Proxy Statement

PROPOSALS TO BE VOTED ON AT MEETING

Change in Control

The Plan provides that, unless otherwise provided in an award or other agreement, including an employment agreement, or for awards that do not constitute deferred compensation under Section 409A of the Code, unless determined by the Compensation Committee in its discretion, in the event of a change in control (as defined in the Plan), each award outstanding as of the change in control shall be assumed, continued, or substituted with a new award that has:

•	an intrinsic value equivalent to that of the original award; and

•	terms at least as beneficial to the grantee as those contained in the original award agreement.

If within two years following a change in control, a grantee is terminated for any of the reasons described below, all of the grantee’s outstanding awards which have not yet vested shall immediately vest and become exercisable and all restrictions on such awards shall immediately lapse:

•	by the Company, for any reason other than for cause (as defined in the Plan); or

•	by the grantee as a result of a constructive discharge (as defined in the Plan).

Term

No awards will be made under the Plan following May 23, 2024. Our Board or the Compensation Committee may amend or terminate the Plan at any time, provided that the amendment or termination does not adversely affect any award that is then outstanding without the award holder’s consent. We must obtain stockholder approval of an additional amendment to the Plan if stockholder approval is required to comply with any applicable law, regulation or stock exchange rule.

Tax Consequences

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code (unless the optionee is subject to the alternative minimum tax). Optionees who dispose of their shares acquired upon the exercise of an incentive stock option (“ISO shares”) more than two years after the stock option grant date and more than one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. The Company will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Non-Qualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is a Company employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Certain Other Tax Issues. In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without any limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on the Company’s deductible compensation); (ii) the exercise of an incentive stock option may have implications in the computation of the Company’s alternative minimum taxable income; (iii) certain

2014 Proxy Statement	51

PROPOSALS TO BE VOTED ON AT MEETING

awards under the Plan may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation); and (iv) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes payable by the recipient. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options. The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code, and is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended.

Specified Benefits

No awards have been granted, and no shares have been issued, on the basis of the proposed 2,500,000 share increase. Future grants under the Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our Common Stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Plan.

52	2014 Proxy Statement

PROPOSALS TO BE VOTED ON AT MEETING

Aggregate Past Grants Under the Plan

As of February 10, 2014, awards covering approximately 12.3 million shares of the Company’s Common Stock had been granted under the Plan, including shares subject to awards that expired or terminated without having been exercised or paid and became available for new award grants under the Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified, option exercises and RSUs (including both time and performance-based) vesting prior to that date, and any option and RSU holdings as of such date.

	STOCK OPTIONS				RESTRICTED STOCK UNITS
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of February 10, 2014		Number of Shares Subject to Past Awards		Number of RSUs Vested/Paid as of February 10, 2014		Number of RSUs Outstanding and Unvested as of February 10, 2014
Name and Position			Exercisable	Unexercisable
Named Executive Officers:
Ronald L. Nelson Chairman, Chief Executive Officer, President and Chief Operating Officer	585,000	0	553,000	32,000	1,309,626		845,789		463,837
David B. Wyshner Senior Executive Vice President and Chief Financial Officer	337,500	255,000	82,500	0	544,660		252,442		292,218
Thomas M. Gartland President, NA	250,000	240,000	10,000	0	484,024		191,806		292,218
Larry D. De Shon President, EMEA	250,000	225,000	25,000	0	520,445		197,850		322,595
Patric T. Siniscalchi President, LA/AP	150,000	145,000	5,000	0	338,121		140,903		197,218
Total for all current Executive Officers (including the Named Executive Officers identified above)	2,002,500	1,178,500	792,000	32,000	3,895,923		2,080,366		1,815,557
Non-Executive Director Group	0	0	0	0	446,446	*	72,691	*	373,755	*
All employees, including all current officers who are not executive officers or directors, as a group	2,169,800	1,995,200	143,300	0	3,743,416		2,187,013		1,105,186
Total	4,172,300	3,173,700	935,300	32,000	8,085,785		4,340,070		3,294,498
*	Generally reflects fully-vested deferred restricted stock units that will be (or have been) paid upon termination of service. Includes 2,500 deferred stock units that will vest on October 3, 2014.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE AVIS BUDGET GROUP, INC.

AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN

2014 Proxy Statement	53

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2015 annual meeting of stockholders if they are received by the Company on or before December 5, 2014. Any proposal should be directed to the attention of the Corporate Secretary, Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s by-laws. In order for a proposal to be “timely” under the Company’s by-laws, it must be received not less than sixty (60) days (i.e., March 24, 2015) nor more than ninety (90) days (i.e., February 22, 2015) before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event that the annual meeting of stockholders is called for on a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever occurs first.

ADDITIONAL INFORMATION

Eliminating Duplicate Mailings. If you share an address with other stockholders of the Company, you may receive notification that you are being sent only a single copy of proxy materials (including a copy of the proxy statement and the 2013 Annual Report) or a single Notice, as applicable, unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected stockholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for stockholders and potential cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or the Notice, as applicable, please notify your broker if your shares of Common Stock are held in a brokerage account or the Company if you hold registered shares of Common Stock. You can notify the Company by sending a written request to Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054, Attention: Corporate Secretary or by calling (973) 496-4700 and selecting the “Investor Relations” option.

Solicitation of Proxies. The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Common Stock. The Company has hired Phoenix Advisory Partners to aid in the solicitation of proxies. It is estimated that the fee for Phoenix Advisory Partners will be approximately $9,500 plus reasonable out-of-pocket costs and expenses. Such fee will be paid by the Company.

By Order of the Board of Directors

JEAN M. SERA

Corporate Secretary

Dated: March 28, 2014

54	2014 Proxy Statement

ANNEX A

AVIS BUDGET GROUP, INC.

AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN

2014 Proxy Statement	A-1

AVIS BUDGET GROUP, INC.

AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN

1. Purpose; Types of Awards; Construction.

The purpose of the AVIS BUDGET GROUP, INC. Equity and Incentive Plan, as amended and restated (the “Plan”), is to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, consultants and independent contractors (including non-employee directors) of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, of options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of

A-2	2014 Proxy Statement

ANNEX A

the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall mean the Board, or a committee designated by the Board to administer the Plan. With respect to Awards granted to Covered Employees, such committee shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

(g) “Company” means Avis Budget Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(i) “Effective Date” shall have the meaning set forth in Section 8(d) of the Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(l) “Grantee” means an employee, consultants, or independent contractor (including non-employee director) of the Company or any Subsidiary of the Company or such other individual that performs services for or provides services to the Company or any Subsidiary of the Company that has been granted an Award under the Plan.

(m) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(n) “NQSO” means any Option that is not designated as an ISO.

(o) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(p) “Other Cash-Based Award” means cash awarded under Section 6(b)(v) of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(q) “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(b)(v) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on,

2014 Proxy Statement	A-3

ANNEX A

or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(r) “Performance Goals” means performance goals based on the attainment by the Company or any Subsidiary of the Company (or any division or business unit of such entity) of performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles): (1) return on total stockholder equity; (2) earnings per share of Company Stock; (3) net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) implementation or completion of critical projects or processes; (10) cash flow; (11) gross or net profit margin; (12) total stockholder return; (13) share price; and (14) any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval) or to the extent that an Award is not intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee in its sole discretion may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. The Committee’s authority to make adjustments to the Performance Goals includes, but is not limited to, the authority to exclude the impact of restructuring, transaction costs, events not directly related to the Company’s operations or not within the reasonable control of the Company’s management, and discontinued operations.

(s) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary Corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary Corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(t) “Plan” means this Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan, as amended from time to time.

(u) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(v) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(w) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(x) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(y) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

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ANNEX A

(z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa) “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3. Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

Awards may be granted to executive officers and other key employees, consultants and independent contractors (including non-employee directors) of the Company or its Subsidiaries, including officers and directors who are employees, to key consultants to the Company or its Subsidiaries, and to other individuals who perform services for or provide services to the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all equity Awards granted to any individual non-employee director in any calendar year (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding awards) shall not exceed $1.0 million.

2014 Proxy Statement	A-5

ANNEX A

5. Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 18.5 million shares of Stock (all of which such shares of Stock may be granted as ISOs), subject to adjustment as provided herein; provided that each Award granted hereunder after March 18, 2009 (other than Awards in respect of Options and SARS) shall be counted against the foregoing share limit as 1.18 shares for every one share actually issued in connection with such Award. Subject to adjustment as provided herein, no more than 1,000,000 shares of Stock may be made subject to Awards granted to an individual in a single calendar year.

Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares of Stock may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Stock subject to an Award are forfeited, or cancelled or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any Awards such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, shares of Stock surrendered or withheld as payment of either the exercise price of an Award (including shares of Stock otherwise underlying an Award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

6. Specific Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Types of Awards. The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

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ANNEX A

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, through a “broker cashless exercise” procedure approved by the Committee, a combination of the above, or any other method approved by the Committee, in any case in an amount having a combined value equal to such exercise price.

(C) Term and Exercisability of Options. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted unless the Committee determines that a future date is advisable. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that (i) subject to clause (ii) below, no Option granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which the Option is granted and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares of Stock acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A) In General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Unless otherwise specified in the Award Agreement, payment of an SAR shall be made in Stock.

(B) Term and Exercisability of SARs. The date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted unless the Committee determines that a future date is advisable. SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, (i) subject to clause (ii) below, no SAR granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which the SAR is granted and (ii) that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(C) Payment. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). A SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.

(iii) Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Notwithstanding the above, (i) subject to clause (ii) below, no award of Restricted Stock granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which such

2014 Proxy Statement	A-7

ANNEX A

award is granted, and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(C) Dividends. Except to the extent restricted under the applicable Award Agreement, dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, provided, however, that with respect to dividends payable on Restricted Stock subject to restrictions based upon the attainment of Performance Goals, such dividends shall be deferred until, and not paid unless, such restrictions lapse.

(iv) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. Notwithstanding the above, (i) subject to clause (ii) below, no award of Restricted Stock Units granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest prior to the first anniversary of the date on which such award is granted, and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(B) Benefit Upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of Stock equal to the number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C) Dividend Equivalents. Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments (“Dividend Equivalents”) with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents; provided, however, that with respect to Dividend Equivalents payable on Awards subject to the achievement of Performance Goals, such Dividend Equivalents shall be deferred until, and not paid unless, the shares of Stock underlying the Award are issued to the Grantee.

(v) Other Stock- or Cash-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the achievement of Performance Goals and, if so granted, such goals shall relate to periods of performance determined by the Committee in its sole discretion; provided that for Awards that are intended to constitute “qualified performance-based compensation” pursuant to Section 162(m) of the Code, such goals shall relate to periods of performance of not less than one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum amount that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(v) that are intended to be “qualified

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ANNEX A

performance-based compensation” pursuant to Section 162(m) of the Code in respect of any annual performance period is $10 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payment in respect of Awards earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as the Committee deems appropriate; provided, however, that any Award that is made to a Covered Employee and that is intended to constitute “qualified performance-based compensation” pursuant to Section 162(m) of the Code must preclude discretion to increase the amount of compensation payable thereunder (but may allow the Committee discretion to decrease the amount of compensation payable thereunder). No payment in respect of any Award that is intended to be “qualified performance-based compensation” pursuant to Section 162(m) of the Code shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish other such rules applicable to Other Stock- or Cash-Based Awards as it determines in its sole discretion, provided that to the extent that such rules are to apply to Awards intended to be “qualified performance-based compensation,” such rules shall not be inconsistent with the requirements of Section 162(m) of the Code.

(c) Termination of Service. Except as otherwise set forth in the Award Agreement, each Award shall terminate immediately upon the Grantee’s termination of service with the Company or any of its Subsidiaries, except that the Grantee shall have 90 days following the date of such termination of service to exercise any portion of an Option or SAR that he could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Award term. Notwithstanding the foregoing, except as otherwise set forth by the Committee in the Award Agreement, if the Grantee ‘s termination of service is due to his total and permanent disability (as defined in any agreement between the Grantee and the Company or, if no such agreement is in effect, as determined by the Committee in its good faith discretion) or death, the Grantee, or the representative of the estate of the Grantee, as the case may be, may exercise any portion of the Option or SAR which the Participant could have exercised on the date of such termination for a period of six months thereafter; provided, however, that such exercise must be accomplished prior to the expiration of the Award term. Notwithstanding the foregoing, except as set forth by the Committee in the Award Agreement, in the event of a termination of the Grantee‘s service with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option or SAR shall terminate immediately and the Grantee shall have no right thereafter to exercise any part of the Award.

7. Change in Control Provisions.

(a) Unless the applicable Award Agreement provides otherwise or in the case of Awards that do not constitute deferred compensation under Section 409A of the Code, unless otherwise determined by the Committee in its discretion, in the event of a Change in Control, (i) each Award outstanding as of the Change in Control shall be assumed, continued, or substituted, effective as of the consummation of the Change in Control, with a new award with an intrinsic value equivalent to that of the original Award and on terms at least as beneficial to the Grantee as those contained in the Grantee’s original Award Agreement (as determined by an independent third party) and (ii) in the event that, within two years following a Change in Control, the Grantee’s service with the Company and its affiliates is terminated (x) by the Company or any of its affiliates for any reason other than for Cause or (y) the Grantee as a result of a Constructive Discharge, all outstanding Awards granted to a Grantee which have not theretofore vested shall immediately vest and become exercisable and all restrictions on such Award shall immediately lapse.

(b) “Constructive Discharge: shall have the meaning assigned to such term (or a similar term) in any individual employment agreement or offer letter entered into between the Grantee and the Company or one of its Subsidiaries. If the Grantee has not entered into any such agreement, or such agreement does not define the term “Constructive Discharge,” a termination of service as a result of Constructive Discharge shall mean a termination of service by the Grantee from the Company and its Subsidiaries following either (i) a material reduction in the Grantee’s base compensation, (ii) a material adverse change in the nature or status of the Grantee’s duties or responsibilities from those in effect immediately prior to a Change in Control, or (iii) a relocation of more than 30 miles from the Grantee’s principal place of employment immediately prior to the Change in Control; provided, that, in each case, the Grantee shall not be permitted to terminate service as a result of the Constructive Discharge unless the Grantee provides the Company with written notice of the occurrence of the action constituting

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ANNEX A

Constructive Discharge within 30 days following the occurrence of such action, the Grantee provides the Company with a minimum of 30 days following delivery of the written notice to cure such action, and the Grantee terminates service within 90 days following the occurrence of such action.

(c) “Cause” shall have the meaning assigned to such term (or a similar term) in any individual employment agreement or offer letter entered into between the Grantee and the Company or one of its Subsidiaries. If the Grantee has not entered into any such agreement, or such agreement does not define the term “Cause,” a termination of service for Cause shall mean: (i) the Grantee’s willful failure to substantially perform his duties as an employee of the Company or any Subsidiary (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any Subsidiary; or (iii) conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal).

8. General Provisions.

(a) Nontransferability. Awards shall not be transferable by a Grantee except by will or with the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit an Award to be transferred to a “family member” (within the meaning of Section A.1(a)(5) of the general instructions of Form S-8) for estate planning purposes and for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Grantee and the transferee, and provided, further, that such Award may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and the applicable Award agreement. In addition, an Award shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and an Award shall not be subject to execution, attachment or similar process. Upon any attempt to transfer an Award or in the event of any levy upon an Award by reason of any execution, attachment or similar process contrary to the provisions of the Plan or the applicable Award agreement, such transfer shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

(b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or independent contractor relationship.

(c) Taxes. The Company or any Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, such withholding and other taxes shall be satisfied with shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d)	Stockholder Approval; Amendment and Termination.

(i) The Plan shall take effect upon its adoption by the Board (the “Effective Date”).

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.

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ANNEX A

Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on May 23, 2024, provided that no ISO may be granted under the Plan more than ten years after the date of adoption by the Board. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code.

(g) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of the issuance of a Stock certificate to him for such shares or the issuance of shares to him in book-entry form.

(h) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares. No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

###

2014 Proxy Statement	A-11

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 22, 2014.

Vote by Internet
• Go to www.envisionreports.com/CAR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors unanimously recommends a vote “FOR” Items 1 - 4. This proxy will be voted as directed, or, if no direction is indicated, will be voted “FOR” Items 1 - 4.

+
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	1.1 Ronald L. Nelson	☐	☐	☐	1.2 Alun Cathcart	☐	☐	☐	1.3 Mary C. Choksi	☐	☐	☐

	1.4 Leonard S. Coleman	☐	☐	☐	1.5 Jeffrey H. Fox	☐	☐	☐	1.6 John D. Hardy, Jr.	☐	☐	☐

	1.7 Lynn Krominga	☐	☐	☐	1.8 Eduardo G. Mestre	☐	☐	☐	1.9 F. Robert Salerno	☐	☐	☐

	1.10 Stender E. Sweeney	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014.	☐	☐	☐	3.	Advisory approval of the compensation of our named executive officers.	☐	☐	☐

4.	Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

01TDBA

AVIS BUDGET GROUP, INC.

THIS IS YOUR PROXY.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing, signing and returning your proxy card to Computershare by mail, or by voting via telephone (1-866-540-5760) or via the Internet at www.envisionreports.com/CAR

ADMISSION TICKET

AVIS BUDGET GROUP, INC.

2014 Annual Meeting of Stockholders

Friday, May 23, 2014

11:00 a.m. Eastern Time

DoubleTree by Hilton Downtown Wilmington–Legal District

700 N. King Street

Wilmington, Delaware 19801

NON-TRANSFERABLE	NON-TRANSFERABLE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement, Annual Report and other proxy materials are available at: www.envisionreports.com/CAR

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — AVIS BUDGET GROUP, INC.

Annual Meeting of Stockholders – May 23, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Ronald L. Nelson, Michael K. Tucker, and Jean M. Sera, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Avis Budget Group, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 23, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+